Exhibit 10.1

IBM SAVINGS PLAN

(As Amended and Restated effective as of January 1, 2005 )

IBM SAVINGS PLAN

TABLE OF CONTENTS

PREAMBLE

ARTICLE 1.	DEFINITIONS

ARTICLE 2.	PARTICIPATING EMPLOYERS
2.01	Participation of IBM
2.02	Participation by Domestic Subsidiaries

ARTICLE 3.	ELIGIBILITY AND PARTICIPATION
3.01	Eligibility
3.02	Participation
3.02A	Participation by 401(k) Pension Program Participants after December 31, 2004
3.03	Reemployment of Certain Former Employees and Former Participants
3.04	Effect of Status Change on Participation
3.05	Termination of Participation

ARTICLE 4.	CONTRIBUTIONS
4.01	Deferred Cash Contributions and Catch-Up Contributions
4.02	Employer Matching Contributions
4.03	Rollover Contributions
4.04	Changes in Contribution Rates
4.05	Suspension and Resumption of Contributions
4.06	Actual Deferral Percentage Test
4.07	Actual Contribution Percentage Test
4.08	Aggregate Contribution Limitation
4.09	Additional Discrimination Testing Provisions
4.10	Maximum Annual Additions
4.11	Contributions for Periods of Military Leave
4.12	Return of Contributions

ARTICLE 5.	INVESTMENT OF CONTRIBUTIONS AND ELECTIVE DISTRIBUTION OF DIVIDENDS PAYABLE ON STOCK HELD IN IBM STOCK FUND
5.01	Investment Funds
5.01A	Mutual Fund Window Program
5.02	Investment of Contributions to Participants’ Accounts
5.03	Change of Investment Election

5.04	Reallocation of Accounts Among the Funds
5.05	Limitations Imposed by Contract
5.06	Responsibility for Investments
5.07	Voting of IBM Shares
5.08	ERISA Section 404(c) Compliance
5.09	Elective Distribution of Dividends Payable on Stock Held in IBM Stock Fund

Article 5A –	Disability Protection Program
5A.01	Eligibility
5A.02	Levels of Coverage under Disability Protection Program
5A.03	Enrollment Procedures
5A.04	Requirements for Commencement of Coverage under Disability Protection Program
5A.05	Investment in Premiums under Disability Insurance Policy and Assessment of Administrative Fee
5A.06	Benefits Payable under Disability Protection Program
5A.07	Termination of Coverage under Disability Protection Program
5A.08	Claims Procedure and Incorporation of Disability Insurance Policy

ARTICLE 6.	VALUATION OF UNITS AND CREDITS TO ACCOUNTS
6.01	Units of Participation
6.02	Valuation of Units
6.03	Crediting the Accounts
6.04	Statements of Participant Accounts

ARTICLE 7.	VESTED STATUS OF ACCOUNTS
7.01	Nonforfeitability of Deferred Account, Employer Account, and Rollover Account

ARTICLE 8.	IN-SERVICE WITHDRAWALS
8.01	Withdrawal After Age 59½
8.01A	Withdrawal from After-Tax Account
8.02	Hardship Withdrawal
8.03	Procedures and Restrictions
8.04	Distributions at Age 70½

ARTICLE 9.	LOANS TO PARTICIPANTS
9.01	Loan Amounts Available and Interest Rate
9.02	Terms

ARTICLE 10.	DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT, DISABILITY, OR DEATH
10.01	Applicability
10.02	Forms of Distribution
10.03	Mandatory Distribution of Small Accounts
10.04	Withdrawals From Account After Termination of Employment
10.05	Commencement of Payments
10.06	Required Distributions at Age 70½
10.07	Effect of Reemployment

10.08	Distribution of Account Upon Death
10.09	Designation of Beneficiary
10.10	Proof of Death and Right of Beneficiary or Other Person
10.11	Status of Accounts Pending Distribution
10.12	Procedures and Form of Payment
10.13	Distribution Limitation
10.14	Direct Rollover of Certain Distributions
10.15	Waiver of Notice Period
10.16	Distribution of Accounts Upon a Sale of Assets or a Sale of a Subsidiary prior to December 31, 2001

ARTICLE 11.	ADMINISTRATION OF PLAN
11.01	Named Fiduciaries
11.02	Exclusive Authority of the Board of Directors
11.03	Responsibilities of Committee
11.04	Appointment of Plan Administrator
11.05	Responsibilities of Plan Administrator and Effect of Decisions of Plan Administrator
11.06	Retention of Professional Advisors
11.07	Prudent Conduct
11.08	Service in More Than One Fiduciary Capacity
11.09	Compensation and Bonding
11.10	Limitation of Liability
11.11	Individual Accounts

ARTICLE 12.	MANAGEMENT OF FUNDS
12.01	Trust Agreement
12.02	Exclusive Benefit Rule

ARTICLE 13.	AMENDMENT, MERGER, TRANSFERS, AND TERMINATION
13.01	Amendment of Plan
13.02	Merger, Consolidation or Transfer of Assets and Liabilities
13.03	Termination by Participating Employers
13.04	Termination of Plan

ARTICLE 14.	GENERAL PROVISIONS
14.01	Nonalienation and Payment Pursuant to Qualified Domestic Relations Orders
14.02	Facility of Payment
14.03	Tax Withholding
14.04	Prevention of Escheat
14.05	Elections and Notifications
14.06	Information
14.07	Conditions of Employment Not Affected by Plan
14.08	Construction

APPENDIX A.	SPECIAL PROVISIONS FOR MiCRUS

APPENDIX B.	SPECIAL PROVISIONS FOR TECHNOLOGY SERVICE SOLUTIONS (“TSS”)

APPENDIX C.	SPECIAL RULES APPLICABLE TO PUERTO RICO EMPLOYEES

APPENDIX D.	TOP-HEAVY PROVISIONS

APPENDIX E.	SPECIAL PROVISIONS APPLICABLE TO PARTICIPANTS IN UNISON, INC. 401(k) SAVINGS AND INVESTMENT PLAN

APPENDIX F:	SPECIAL PROVISIONS APPLICABLE TO FORMER EMPLOYEES OF PRICEWATERHOUSE COOPERS, LLP

APPENDIX G.	SPECIAL PROVISIONS APPLICABLE TO FORMER EMPLOYEES OF VF CORPORATION

PREAMBLE

International Business Machines Corporation (“IBM”) has established the IBM Tax Deferred Savings Plan (the “Plan”) to assist eligible employees in saving for retirement.  The Plan was initially effective as of July 1, 1983 and has since been amended from time to time.  Effective as of July 1, 1999, the name of the Plan was changed to the IBM TDSP 401(k) Plan.  The Plan was renamed the IBM Savings Plan, effective October 1, 2002.

The Plan is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code (the “Code”) that includes a qualified cash or deferred arrangement pursuant to Section 401(k) of the Code.  Effective as of January 1, 2002, the Plan is intended to comprise two constituent plans: a qualified plan under Section 401(a) of the Code that includes a qualified cash or deferred arrangement pursuant to Section 401(k) of the Code, and an employee stock ownership plan, within the meaning of Section 4975(e)(7) of the Code (“the ESOP”).  Except as otherwise explicitly provided, the provisions set forth herein shall apply to each such constituent plan.

The Plan is also intended to be a qualified plan under Section 1165(a) of Puerto Rico Internal Revenue Code (the “Puerto Rico Code”), including a qualified cash or deferred contributions arrangement under Section 1165(e) of the Puerto Rico Code, in furtherance of which intention, special provisions applicable to employees employed in Puerto Rico are incorporated in the

Plan in Appendix C.  The Plan shall, at all times, be construed and administered in a manner consistent with such intentions.

From time to time, the Plan has included and may include, as participating employers, and has covered or may cover eligible employees of, certain entities in which IBM had or has an ownership interest, but which were or are not members of any controlled group of corporations, within the meaning of Section 414(b) of the Code, that included or includes IBM, and were or are not trades or business under common control, within the meaning of Section 414(c) of the Code, with IBM.  Accordingly, at such times, the Plan shall be deemed a plan maintained by more than one employer, within the meaning of Section 413(c) of the Code.  The Plan shall, at such times, be construed and administered in a manner consistent with its status as a multiple employer plan.  All provisions of the Plan shall be applicable to all participating employers and to the employees of all participating employers, except to the extent that any such provision is modified by an Appendix to the Plan that is specifically made applicable to a named participating employer and its employees.

The Plan was most recently amended and restated as of January 1, 2002 (“the January 1, 2002 Restatement”).  This Amendment, Restatement, and Recodification of the Plan as of January 1, 2005 (“the January 1, 2005 Recodification”) incorporates amendments heretofore made to the Plan, including amendments adopted pursuant to Section 401(b) of the Code in connection with and pursuant to the issuance of a favorable determination letter by the Internal Revenue Service on September 10, 2004, and makes additional amendments to the Plan.  This January 1, 2005 Recodification shall generally be effective as of January 1, 2005, provided, however, that the amendments heretofore made to the January 1, 2002 Restatement are effective as specified in the instruments by which such amendments were adopted, and provided further, however, that the effective date of any provision or provisions of the Plan shall, to the extent required by specific provisions of the Plan, the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, the Economic Growth and Tax Relief Reconciliation Act of 2001, or other law, be any such earlier or other effective date required by the Plan, such acts, or such law.

This January 1, 2005 Recodification includes all provisions of the Plan that are applicable as of its effective date.

ARTICLE 1.  DEFINITIONS

1.01                           “Account” means, with respect to each Participant, the total of his Deferred Account, Employer Account, Rollover Account, Catch-Up Account, and any other sub-account established by the Plan Administrator pursuant to Section 13.02(d).  That portion of his Account, if any, that is invested in the IBM Stock Fund pursuant to the provisions of Article 5, and any separate sub-account established in accordance with Section 5.09(d) shall be deemed to be his ESOP Account.

1.02                           “Actual Contribution Percentage” means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the sum of (i) the Employee’s Matching Contributions for that Plan Year, excluding any Matching Contributions forfeited under the provisions of Sections 4.01(f) and 4.06(c)(iii) plus (ii) the Employee’s After-Tax Contributions for that Plan Year, to (b) his Statutory Compensation for that Plan Year.  The Actual Contribution Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of 1% (0.0001).  Any Matching Contributions that are taken into account in determining the Actual Deferral Percentage for any group of Employees for a Plan Year shall not be taken into account in determining the Actual Contribution Percentage for such group of Employees for such Plan Year.

1.03                           “Actual Contribution Ratio” means the ratio taken into account with respect to an Employee in the determination of the Actual Contribution Percentage for a group of Employees in which he is included.

1.04                           “Actual Deferral Percentage” means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the amount of Deferred Cash Contributions made pursuant to Section 4.01 for a Plan Year, including Deferred Cash Contributions returned to a Highly Compensated Employee under Section 4.01(d) and Deferred Cash Contributions returned to any Employee pursuant to Section 4.01(e), to (b) the Employees’ Statutory Compensation for that Plan Year.  The Actual Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one one-hundredth of 1% (0.0001).  For purposes of determining the Actual Deferral Percentage for a Plan Year, Deferred Cash Contributions may be taken into account for a Plan Year only if they:

(i)                                     relate to compensation that either would have been received by the Employee in the Plan Year but for his deferral election, or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2½ months after the close of the Plan Year but for his deferral election,

(ii)                                  are allocated to the Employee as of a date within that Plan Year and are not contingent on the participation or performance of service after such date, and

(iii)                               are actually paid to the Trustee no later than 12 months after the end of the Plan Year to which the contributions relate.

At the election of the Plan Administrator, which election may be made or changed each Plan Year, all or any portion of Matching Contributions made pursuant to Section 4.02 with respect to such Plan Year may be taken into account in determining the Average Deferral Percentage of any group or groups of Employees, in accordance with Section 1.401(k)-1(b)(5) of the Regulations.

1.05                           “Actual Deferral Ratio” means the ratio taken into account with respect to an Employee in the determination of the Actual Deferral Percentage.

1.06                           “Affiliate” means, with respect to any Employer, any company that is a member of a controlled group of corporations, as defined in Section 414(b) of the Code, which also includes such Employer as a member; any trade or business under common control, as defined in Section 414(c) of the Code, with such Employer; any organization, whether or not incorporated, which is a member of an affiliated service group, as defined in Section 414(m) of the Code, which includes such Employer; and any other entity required to be aggregated with such Employer pursuant to Regulations under Section 414(o) of the Code.  Solely for the purpose of determining whether an individual is a Leased Employee and for purposes of Section 4.10, the definitions in Sections 414(b) and (c) of the Code shall be modified by substituting the phrase “more than 50 percent” for the phrase “at least 80 percent” in each place it appears in Section 1563(a)(1) of the Code.

1.06A                 “After-Tax Account” means the account credited with the After-Tax Contributions made by a Participant and earnings on those contributions.

1.06B                   “After-Tax Contributions” means amounts contributed to the Plan in accordance with Section 4.01(h).

1.07                           “Annual Dollar Limit” means, for Plan Years commencing after December 31, 1993 and prior to January 1, 2002, $150,000, as adjusted from time to time in accordance with Section 401(a)(17)(B) of the Code, as in effect for Plan Years commencing prior to January 1, 2002; and, effective January 1, 2002, $200,000, as adjusted from time to time in accordance with Section 401(a)(17)(B) of the Code as in effect for Plan Years commencing after December 31, 2001.

1.08                           “Attributed Earnings” means the amount of investment income attributed to Excess Contributions or Excess Deferrals or to any Deferred Cash Contributions in excess of the limit described in Section 4.10(a), that are required to be returned to the Participant in accordance with Sections 4.01(f), 4.06(c), or 4.10(d)(i) or (ii), as applicable, and the amount of investment income attributed to Excess Aggregate Contributions or any Matching Contributions in excess of the limit described in Section 4.10(a), that are required to be forfeited in accordance with Section 4.07(c) or 4.10(d)(ii).  Attributed Earnings on Excess Deferrals, Excess Contributions, or Deferred Cash Contributions required to be returned shall be determined by multiplying the income earned on the Deferred Account for the Plan Year by a fraction, the numerator of which is the Excess Deferrals, Excess Contributions, or Deferred Cash Contributions that are required to be returned for the Plan Year and the denominator of which is the Deferred Account balance at the end of the Plan Year, disregarding any income or loss occurring during the Plan Year.  Attributed Earnings on Excess Aggregate Contributions or Matching Contributions that are required to be forfeited shall be determined in a similar manner by substituting the Employer Account for the Deferred Account, and the Excess Aggregate Contributions or Matching Contributions required to be forfeited for the Excess Deferrals, Excess Contributions, or Deferred Cash Contributions required to be returned in the preceding sentence.

1.09                           “Beneficiary” means any person, persons or entity designated, or deemed to have been designated, by a Participant to receive any benefits payable in the event of the Participant’s death in accordance with the provisions of Section 10.09.

1.10                           “Board of Directors” or “Board” means the Board of Directors of IBM.

1.11                           “Catch-Up Account” means the account credited with the Catch-Up Contributions made on a Participant’s behalf and earnings on those contributions.

1.12                           “Catch-Up Contributions” means amounts contributed to the Plan that satisfy the requirements of Section 4.01(g).

1.12A                 “Certificate of Disability Insurance” means the certificate issued in accordance with the terms of the Disability Insurance Policy by the Disability Insurer and furnished to a Participant who has elected, in accordance with Section 5A.03(a), to invest a portion of his Account in the payment of premiums under the Disability Insurance Policy.

1.13                           “Code” means the Internal Revenue Code of 1986, as amended from time to time.  References to specific sections of the Code shall be deemed to refer to such sections as they may be amended or redesignated.

1.14                           “Committee” means Retirement Plans Committee of IBM, comprising the persons named by the Board of Directors to supervise the administration of the Plan as provided in Article 11.

1.15                           “Compensation” means the cash remuneration paid to an Employee for services rendered to the Employer, including salary, commission payments, and recurring payments under any form of variable compensation plan and additional compensation paid for nonscheduled workdays, overtime, and shift premium, determined prior to any reduction pursuant to Section 4.01 or pursuant to a cafeteria plan under Section 125 of the Code, or pursuant to a qualified transportation fringe under Section 132(f) of the Code, but excluding special awards, expenses or relocation reimbursements, sign-on bonuses, separation pay, termination incentive payments, and payments for accrued or deferred vacations.  Amounts other than Variable Pay paid subsequent to the first regularly scheduled payroll date coincident with or next following the date of an Employee’s termination of employment shall not be taken into account as Compensation.  Any amount of Variable Pay that is otherwise subject to being taken into account as Compensation shall nonetheless not be taken into account if the payroll processing for an Employee’s termination of employment preceded the payroll processing date for such Variable Pay.  The Plan Administrator, in its discretion, shall determine whether any form of remuneration not described in this Section shall be treated as Compensation for purposes of the Plan.  Compensation taken into account for a Plan Year shall not exceed the Annual Dollar Limit.

1.16                           “Deferred Account” means the account credited with the Deferred Cash Contributions made on a Participant’s behalf and earnings on those contributions.

1.17                           “Deferred Cash Contributions” means amounts contributed pursuant to Section 4.01(a).

1.17A                 “Designated Mutual Fund” means a mutual fund that is established and maintained in accordance with the requirements of Investment Company Act of 1940, that offers shares for purchase by the general public, and that is designated by the Committee, in accordance with Section 5.01A(a), to be available to Participants for investment under the terms of the Mutual Fund Window Program, effective as of January 1, 2005.  A Designated Mutual Fund shall not be deemed an Investment Fund for purposes of Section 5.01.

1.17B                   “Disability Insurance Policy” means the insurance policy underwritten by the Disability Insurer under which premiums are paid through investments made in accordance with the Disability Protection Program and benefits are payable in accordance with the Disability Protection Program.

1.17C                   “Disability Insurer” means the insurance company selected by the Plan Administrator that underwrites the Disability Insurance Policy.  Effective January 1, 2005, the Disability Insurer is Metropolitan Life Insurance Company.

1.17D                  “Disability Protection Program” means the program provided in Article 5A, effective as of January 1, 2005, under which a Participant who satisfies specified eligibility requirements is permitted to elect to invest a portion of his Account in the payment of premiums under the Disability Insurance Policy and pursuant to which benefit payments made from the Disability Insurance Policy and in accordance with the Certificate of Disability Insurance are allocated to the Accounts of Participants who have suffer a Total and Permanent Disability while enrolled thereunder.

1.18                           “Domestic Subsidiary” means a Subsidiary organized and existing under the laws of the United States, or any state, territory, or possession thereof.

1.19                           “Effective Date” means July 1, 1983.  The Effective Date of this amendment and recodification of the Plan shall be January 1, 2005, except as otherwise specified herein, and subject to the Preamble hereto.

1.20                           “Employee” means an employee of any Employer who receives stated compensation other than a pension, severance pay, retainer, or fee under contract.  The term “Employee” excludes any Leased Employee and any person who is included in a unit of employees covered by a collective bargaining agreement that does not provide for his membership in the Plan.  Any person deemed to be an independent contractor by any

Employer and paid by the Employer in accordance with its practices for the payment of independent contractors, including the provision of tax reporting on Internal Revenue Service Form 1099, shall be excluded from the definition of Employee for all purposes under the Plan, notwithstanding any subsequent reclassification of such person for any purpose under the Code, whether agreed to by the Employer or adjudicated under applicable law.

1.21                           “Employer” means IBM or any successor by merger, purchase or otherwise, with respect to its employees, or any other entity participating in the Plan as provided in Article 2, with respect to its employees.  All entities that are members of a controlled group of corporations, within the meaning of Section 414(b) of the Code, or a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, and that are participating in the Plan in accordance with Article 2 shall be deemed to be a single Employer for all purposes under the Plan.

1.22                           “Employer Account” means the account credited with Matching Contributions and earnings on those contributions

1.23                           “Enrollment Date” means the date on which a Participant makes the election described in Section 4.01.

1.24                           “Excess Aggregate Contributions” means the amount of Matching Contributions and, effective as of January 1, 2004, After-Tax Contributions on behalf of Highly

Compensated Employees in excess of the limitation described in Section 4.07(a) for a Plan Year, as determined in accordance with Section 4.07(c)(i).

1.25                           “Excess Contributions” means the amount of Deferred Cash Contributions on behalf of Highly Compensated Employees in excess of the limitation described in Section 4.06(a) for a Plan Year, as determined in accordance with Section 4.06(c)(i).

1.26                           “Excess Deferrals” means the amount of Deferred Cash Contributions on behalf of a Participant that, taken together with similar contributions on his behalf to any other plan described in Section 401(a)(30) of the Code, exceed the dollar limitation described in Section 4.01(c) for a calendar year.

1.27                           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.  References to sections of ERISA shall be deemed to refer to such sections as they may be amended or redesignated.

1.27A                 “Executive Employee” means an Employee who is classified as an executive, based on the compensation band to which he is assigned, in accordance with the personnel policies and practices of his Employer.

1.28                           “Five Percent Owner” means with respect to a corporation, any person who owns or is considered as owning within the meaning of Section 318 of the Code more than 5% of the outstanding stock of the corporation, or stock possessing more than 5% of the total voting power of the corporation.

1.29                           “Foreign Branch” means a branch, division, or other unit of IBM or a Domestic Subsidiary that operates principally outside the United States, its territories, or possessions.

1.29A                 “401(k) Pension Program Participant” means a Participant who is admitted to participation in the Plan in accordance with Section 3.02A.

1.30                           “Fund” or “Investment Fund” means the separate funds authorized by the Committee in accordance with Section 5.01(a) in which contributions to the Plan are invested.  Amounts invested under the Mutual Fund Window Program, effective as of January 1, 2005, shall not be deemed to be invested in any of the Investment Funds.

1.31                           “Highly Compensated Employee” means for a Plan Year commencing on or after January 1, 1997, any employee of the Employer or an Affiliate, whether or not eligible to participate in the Plan, who

(i)                                     was a Five Percent Owner for such Plan Year or the prior Plan Year, or

(ii)                                  for the preceding Plan Year received Statutory Compensation in excess of $80,000, and, effective with respect to Plan Years commencing on or after January 1, 2002, was among the highest 20% of employees for the preceding Plan Year when ranked by Statutory Compensation paid for that year.  No employee shall be excluded under Section 414(q)(5) of the Code for purposes of determining the number of such employees.  The $80,000 dollar amount in this paragraph (ii) shall be adjusted from time to time in accordance with Section 414(q)(1) of the Code.

Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliate which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and Regulations thereunder, which shall override any provisions of this Section inconsistent therewith.

1.32                           “Hour of Service” means each hour for which an employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliate.

1.33                           “IBM” means International Business Machines Corporation, a corporation organized and existing under the laws of the State of New York.

1.34                           “IBM Staff Investment Manager” means one or more IBM employees who have been appointed by the Committee to direct, either jointly or severally, the management of the acquisition and disposition of all or any portion of the assets of the Trust Fund.

1.35                           “IBM Stock Fund” means the Investment Fund of the Plan that is invested primarily in common stock of IBM, in accordance with Section 5.01(a) and which shall be included within the ESOP.

1.36                           “Independent Investment Manager” means any person or entity that satisfies the requirements of Section 3(38)(B) of ERISA, which has been appointed by the Committee to manager, acquire, and dispose of all or any portion of the assets of the Trust Fund and which has acknowledged in writing that it is a fiduciary with respect to the Plan.

1.37                           “Investment Manager” means any Independent Investment Manager or any IBM Staff Investment Manager.

1.38                           “Leased Employee” means any person (other than a common law employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction of or control by the Employer.  In the case of any person who is a Leased Employee before or after a period of service as an Employee, the entire period during which he has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a participant in the Plan.

1.38A                 “Long-Term Supplemental Employee” means, effective as of January 1, 2004, a Supplemental Employee so designated by his Employer, in accordance with its established personnel practices.  A Supplemental Employee who has not been explicitly designated as a Long-Term Supplemental Employee by his Employer shall not be deemed to be a Long-Term Supplemental Employee.

1.39                           “Matching Contributions” means amounts contributed pursuant to Section 4.02.  For purposes of Section 1.401(k)-1(b)(5) of the Regulations, Matching Contributions made under the Plan shall be deemed “Qualified Matching Contributions,” provided, however, that, for the period commencing on January 1, 2002 and ending on December 31, 2004, Matching Contributions that are determined on the basis of Catch-Up Contributions made on a Participant’s behalf shall not be deemed “Qualified Matching Contributions”.

1.39A                 “Mutual Fund Window Program” means the program provided in Section 5.01A, effective as of January 1, 2005, pursuant to which a Participant is permitted to elect to invest a portion of his Account in one or more Designated Mutual Funds.

1.39B                   “Non-Executive Employee” means an Employee who is not an Executive Employee.

1.40                           “Non-Highly Compensated Employee” means for any Plan Year an employee of the Employer or an Affiliate who is not a Highly Compensated Employee for that Plan Year.

1.41                           “Notice” means a specification by the Employee of his designation, election, or intention under any provision of the Plan, through written, electronic, or telephonic means, as provided for the particular purpose by the Plan Administrator, pursuant to Section 14.05.

1.41A                 “One-Year Period of Service” means with respect to any employee, effective as of January 1, 2005, a 12-month period of employment with the Employer or any Affiliate, whether or not as an Employee, beginning on the date he first completes an Hour of Service.  For the purpose of determining whether an employee has completed a One-Year Period of Service, the following rules shall apply:

(a)                                  If an employee’s employment is terminated and he is later reemployed within one year of the date that is the earlier of (i) his date of termination of service or (ii) the first day of an absence from service immediately preceding his date of termination, the period between such date and his date of reemployment shall be included as a period of employment in determining whether he has completed a One-Year Period of Service.

(b)                                 If an employee’s employment is terminated and he is later reemployed more than one year after the date that is the earlier of (a) his date of termination of service or (b) the first day of an absence from service immediately preceding his date of termination, his period of employment prior to such date shall be aggregated with his period of employment after his reemployment in determining whether he has completed a One-Year Period of Service.

(c)                                  For the purpose of determining whether an employee has completed a One-Year Period of Service, his Recognized Predecessor Employment shall be taken into account as if it were employment with an Employer.

1.42                           “Participant” means any person who has been admitted to participation in the Plan in accordance with Section 3.02 or Section 3.02A and has not ceased to be a Participant in accordance with Section 3.05.  Except to the extent otherwise specified, references to a

Participant shall be deemed also to refer to a 401(k) Pension Program Participant and provisions of the Plan that apply to Participants shall apply equally to 401(k) Pension Program Participants.

1.43                           “Plan” means the IBM Savings Plan, as set forth in this document or as amended from time to time.  Effective as of January 1, 2002, the IBM Stock Fund maintained pursuant to Section 5.01, together with any separate sub-account established pursuant to Section 5.09(d) shall be designated as an ESOP, within the meaning of Section 4975(e)(7) of the Code and shall be a separate constituent plan.

1.44                           “Plan Year” means the 12-month period beginning on any January 1, on or after the Effective Date.

1.44A                 “Predecessor Employment” means employment with any entity prior to the date that (a) such entity becomes a member of a controlled group of corporations that also includes any Employer as a member, (b) substantially all of the assets of such entity are acquired by a member of a controlled group of corporations that includes any Employer as a member, or (c) such entity enters into a contractual relationship with an Employer pursuant to which employees of such entity become Employees.  For purposes of this Section, the term “controlled group of corporations” shall have the meaning specified in Section 414(b) of the Code.

1.45                           “Profits” means both (a) the accumulated earnings and profits of an Employer and (b) an Employer’s current net taxable income, before deduction of Federal, state, or local income taxes and before any contributions made by the Employer to this Plan or any other employee benefit plan, as determined by its independent public accountants in accordance with generally accepted accounting principles.

1.45A                 “Program Eligibility Date” means, with respect to a 401(k) Pension Program Participant, the earliest day during his employment or reemployment as a Regular Employee that is coincident with or next following the date as of which he completes or is deemed to have completed a One-Year Period of Service.

1.45B                   “Recognized Predecessor Employment” means Predecessor Employment that is taken into account under the Plan pursuant to rules established by the Plan Administrator, which rules shall apply uniformly to all individuals who become employees as the result of the same transaction.

1.46                           “Regular Employee” means an Employee as so defined by the rules and regulations of his Employer, who is (i) compensated by salary or by commission, or partly by salary and partly by commission, (ii) subject to the Employer’s performance evaluation program, and (iii) employed for an indefinite period.

1.47                           “Regulations” means the Income Tax Regulations codified at Title 26 of the Code of Federal Regulations, as amended from time to time.  References to specific sections of the Regulations shall be deemed to refer to such sections as they may be amended or redesignated.

1.48                           “Rollover Account” means the account credited with the Rollover Contributions made by a Participant and earnings on those contributions.

1.49                           “Rollover Contributions” means amounts contributed pursuant to Section 4.03.

1.50                           “Severance Date” means the earlier of (a) the date an employee quits, retires, is discharged or dies, or (b) the first anniversary of the date on which an employee is first absent from service, with or without pay, but without interruption, for any reason such as vacation, sickness, disability, layoff or leave of absence.

1.51                           “Statutory Compensation” means the wages, salaries, and other amounts paid in respect of an employee for services actually rendered to an Employer or an Affiliate, including, by way of example, overtime, bonuses and commissions, but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code.  For purposes of determining Highly Compensated Employees and key employees under Appendix D, Statutory Compensation shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 132(f)(4) (with respect to Plan Years commencing after December 31, 2000), 402(e)(3) (with respect to Plan Years commencing prior to January 1, 1998), 402(g)(3) (with respect to Plan Years beginning after December 31, 1997), 402(h) or 403(b), or 457 of the Code.  For all other purposes, Statutory Compensation shall also include the amounts referred to in the preceding sentence, unless the Plan Administrator directs otherwise for a particular Plan Year.  For Plan Years beginning after 1988, Statutory Compensation shall not exceed the Annual Dollar Limit, provided that such Annual Dollar Limit shall not be applied in the determination of Highly Compensated Employees.

In determining the compensation of a Participant for purposes of the application of the Annual Dollar Limit, for Plan Years commencing prior to January 1, 1997, the rules of Section 414(q)(6) (as in effect on the day before the date of enactment of Public Law 104-188) shall apply, except that in applying such rules, the term “family” shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.  If, as a result of the application of such rules, the Annual Dollar Limit is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual’s compensation as determined prior to the application of this limitation.

1.52                           “Subsidiary” means a corporation or other form of business organization, the majority interest of which is owned directly or indirectly by IBM.

1.53                           “Supplemental Employee” means an Employee so designated by his Employer in accordance with its established personnel practices who is not classified as a Regular Employee.

1.53A                 “Total and Permanent Disability” means a condition that provides a predicate for the payment of benefits from the Disability Insurance Policy, and shall be determined in accordance with the terms of Disability Insurance Policy and the Certificate of Disability Insurance.

1.54                           “Trust” or “Trust Fund” means the fund established as part of the Plan into which contributions are to be made and from which benefits are to be paid in accordance with the terms of the Plan.

1.55                           “Trustee” means the trustee holding the funds of the Plan as provided in Article 12.

1.56                           “Valuation Date” means each trading day of the New York Stock Exchange, except as may be determined by the Plan Administrator in accordance with Section 6.02(b).

1.57                           “Variable Pay” means that portion of a Participant’s Compensation which is determined and paid in accordance with the provisions of the Employer’s annual performance-based compensation program.

ARTICLE 2.  PARTICIPATING EMPLOYERS

2.01                           Participation of IBM

IBM shall be a participating Employer under the Plan, provided, however, that no Foreign Branch of IBM shall be included as an Employer and IBM shall not be a participating Employer with respect to the employees of any Foreign Branch.

2.02                           Participation by Domestic Subsidiaries

(a)                                  Domestic Subsidiaries of IBM that were acquired or established prior to July 1, 1983 shall be participating Employers under the Plan, and shall be subject to subsection (c).

(b)                                 Any entity that becomes, is established as, or is acquired as a Domestic Subsidiary on or after July 1, 1983 shall become a participating Employer under the Plan if and only if the Committee authorizes its participation by resolution and such entity takes such actions as may be necessary for it to adopt the Plan.  With the consent of the Plan Administrator, a Domestic Subsidiary that adopts the Plan may also adopt special provisions that shall be applicable to its employees, which special provisions shall be set forth in an Appendix to the Plan.  A Domestic Subsidiary that becomes a participating Employer shall be subject to the provisions of subsection (c).

(c)                                  No Foreign Branch of a Domestic Subsidiary shall be included as an Employer under the Plan and no Domestic Subsidiary shall be a participating Employer under the Plan with respect to the employees of a Foreign Branch.

ARTICLE 3.  ELIGIBILITY AND PARTICIPATION

3.01                           Eligibility

(a)                                  Except as provided in subsection (c), each Employee of an Employer shall be eligible to become a Participant at any time during service as a Regular Employee.

(b)                                 Effective as of January 1, 2004, each Employee of an Employer shall be eligible to become a Participant at any time during service as a Long-Term Supplemental Employee.

(c)                                  Effective as of January 1, 2005, subsection (a) shall be applicable only to an Employee who, (i) as of December 31, 2004, was (A) actively employed as a Regular Employee, or (B) on authorized leave of absence from employment as a Regular Employee and (ii) has remained in employment as a Regular Employee from December 31, 2004 through the date as of which he files a Notice described in Section 3.02(a) or (b).  An Employee for whom subsection (a) is made inapplicable by this subsection shall be eligible to become a Participant only in accordance with subsection (b) or Section 3.02A.

3.02                           Participation

An eligible Employee who is eligible to become a Participant in accordance with Section 3.01(a) or 3.01(b) shall become a Participant as of:

(a)                                  the first day of the first payroll period beginning after the date he files with the Plan Administrator the Notice prescribed by the Plan Administrator in which he:

(i)                                     makes the election described in Section 4.01, and

(ii)                                  authorizes the Employer to reduce his Compensation by the percentage specified in his election; or, if earlier,

(b)                                 the first day of the first payroll period beginning after July 1, 2004 after the date he files with the Plan Administrator the Notice prescribed by the Plan Administrator in which he

(i)                                     makes the election described in Section 4.01(h), and

(ii)                                  authorizes the Employer to withhold from his Compensation, on an after-tax basis, the percentage specified in his election and to pay the amount so withheld to the Plan on his behalf.

3.02A                 Participation by 401(k) Pension Program Participants after December 31, 2004

(a)                                  The provisions of this Section shall be applicable to any Employee who becomes a Regular Employee after December 31, 2004.

(b)                                 An Employee described in subsection (a) shall be eligible to become a 401(k) Pension Program Participant as of the first payroll processing date that occurs on or after the 30th day following his date of hire.

(c)                                  An Employee who is eligible to become a 401(k) Pension Program Participant in accordance with subsection (b) shall be deemed to have made an election in accordance with Section 4.01(a), effective as of the date he first becomes eligible to become a Participant, to reduce his Compensation by 3% and to have that amount contributed to the Plan by his Employer as a Deferred Cash Contribution, and shall become a 401(k) Pension Program Participant as of such date, unless he revokes such deemed election in advance of the effective date thereof, by electing, in accordance with Section 4.04(f), not to reduce his Compensation.

(d)                                 An Employee who is eligible to become a 401(k) Pension Program Participant in accordance with subsection (b) but who does not become a Participant in accordance with subsection (c), because he made an election in accordance with Section 4.04(f) not to reduce his Compensation, shall remain eligible to become a Participant and shall become a Participant in accordance with the procedures set forth in Section 3.02.  An Employee who becomes a Participant in accordance with this subsection shall be a 401(k) Pension Program Participant.

(e)                                  For purposes of this Section, an Employee described in subsection (a) who had become a Participant prior to January 1, 2005 and whose participation had not terminated, in accordance with Section 3.05, prior to the first date subsequent to December 31, 2004 on which he becomes a Regular Employee shall nonetheless be deemed not to be a Participant as of such date.  The provisions of this subsection shall not have any effect on the Employee’s rights under the Plan with respect to that portion of his Account attributable to contributions made prior to January 1, 2005.

3.03                           Reemployment of Certain Former Employees and Former Participants

(a)                                  Any person who is reemployed by an Employer after December 31, 2003 as a Long-Term Supplemental Employee and who had not become a Participant prior to the date of his reemployment, shall become a Participant upon the filing of Notice in accordance with Section 3.02.

(b)                                 Any person who is reemployed by an Employer after December 31, 2003 as a Long-Term Supplemental Employee, who had become a Participant prior to the date of his reemployment, but who had subsequently ceased to be a Participant in accordance with Section 3.05, shall again become a Participant upon the filing of Notice in accordance with Section 3.02.

(c)                                  Any person who is reemployed by an Employer after December 31, 2003 as a Long-Term Supplemental Employee, who had become a Participant prior to the date of his reemployment, and who has not ceased to be a Participant in accordance with Section 3.05, shall be permitted to make an election under Section 4.01 immediately upon reemployment by an as a Long-Term Supplemental Employee.

3.04                           Effect of Status Change on Participation

(a)                                  Except as provided in subsection (b), a Participant who

(i)                                     had been employed by the Employer or an Affiliate as a Regular Employee, then

(ii)                                  ceases to be a Regular Employee, but

(iii)                               remains in the employ of an Employer or an Affiliate

shall continue to be a Participant in the Plan, but shall not be eligible to receive allocations of Deferred Cash Contributions or Matching Contributions, and shall not be eligible to make After-Tax Contributions, while his employment status is other than as a Regular Employee.

(b)                                 Notwithstanding the provisions of subsection (a), a Participant who

(i)                                     had been employed by the Employer or an Affiliate as a Regular Employee, then

(ii)                                  ceases to be a Regular Employee, but

(iii)                               remains in the employ of an Employer or an Affiliate as a Long-Term Supplemental Employee after December 31, 2003 shall, effective as of January 1, 2004, be eligible to receive allocations of Deferred Cash Contributions, and shall.  effective July 1, 2004, be eligible to make After-Tax Contributions, but ineligible to receive allocations of Matching Contributions, while his employment status remains that of a Long-Term Supplemental Employee.

(c)                                  A Participant who

(i)                                     had been employed by the Employer or an Affiliate as a Long-Term Supplemental Employee after December 31, 2003, then

(ii)                                  ceases to be a Long-Term Supplemental Employee, but

(iii)                               remains in the employ of the Employer or an Affiliate (other than as a Regular Employee)

shall continue to be a Participant in the Plan, but shall not be eligible to receive allocations of Deferred Cash Contributions and shall not be eligible to make After-Tax Contributions.

(d)                                 A Participant who

(i)                                     had been employed by the Employer or an Affiliate as a Long-Term Supplemental Employee after December 31, 2003, then

(ii)                                  ceased to be a Long-Term Supplemental Employee prior to January 1, 2005, but

(iii)                               upon ceasing to be a Long-Term Supplemental Employee remained in the employ of the Employer as a Regular Employee, which status became effective for the Participant prior to January 1, 2005, shall continue to be a Participant in the Plan, shall continue to be eligible to receive allocations of Deferred Cash Contributions, shall be eligible to receive allocations of Matching Contributions, and shall be eligible to make After-Tax Contributions.

3.05                           Termination of Participation

Participation shall terminate on the latest of (a) the date a Participant is no longer employed by an Employer or any Affiliate, (b) the date that a Participant receives a distribution that reduces the balance of his Account to zero, or (c) the date of the Participant’s death.

ARTICLE 4.  CONTRIBUTIONS

4.01                           Deferred Cash Contributions and Catch-Up Contributions

(a)                                  A Participant may elect in the Notice filed under Section 3.02(a), or Section 4.04(c), or Section 4.05(b), as applicable, to reduce his Compensation payable while a Participant by at least 1% and not more than 15%, in multiples of 1%, and have that amount contributed to the Plan by his Employer as Deferred Cash Contributions.  Effective as of January 1, 2002, the 15% maximum specified in the foregoing sentence shall be increased to 80%.  The amount of the reduction may, in the discretion of the Plan Administrator, be rounded to the next higher or lower multiple of $1.00 per pay period.  Deferred Cash Contributions shall be further limited as provided in subsections (c), (d), and (e) and in Sections 4.06, 4.09 and 4.10.  A Participant’s election pursuant to this subsection shall become effective as soon as administratively practicable after his provision of Notice, but shall in any event be effective as of the first day of a payroll period.  Any Deferred Cash Contributions shall be paid to the Trustees as soon as practicable and shall be allocated to the Participant’s Deferred Account.  An election made by a Participant in accordance with this subsection shall remain in effect until it is changed in accordance with Section 4.04 or suspended in accordance with Sections 4.05, 8.02(c)(iii), or 9.02(c)(i), provided however, that any election shall cease to be effective upon a Participant’s termination of employment.   Effective for the period beginning on January 1, 2002 and ending on December 31, 2004, a Participant may make separate Deferred Cash Contribution elections with respect to that portion of his Compensation that is not Variable Pay and with respect to that portion of his Compensation that is Variable Pay.  Effective January 1, 2005, a Participant may make separate Deferred Cash Contribution Elections with respect to that portion of his Compensation that is not Variable Pay and with respect to any portion of his Compensation that is Variable Pay paid under a program maintained by an Employer for Non-Executive Employees.  Effective January 1, 2005, a Participant’s Deferred Cash Contribution Election shall apply only to his Compensation as determined without regard to any Variable Pay paid under any program maintained by an Employer for Executive Employees and shall not be effective with respect to any portion of his Compensation that is Variable Pay paid under any program maintained by an Employer for Executive Employees.   Effective January 1, 2002, Deferred Cash Contributions that are allocated to the IBM Stock Fund in accordance with the provisions of Section 5.02 shall be deemed to be contributions to the ESOP.

(b)                                 Notwithstanding any other provision of this Section, the Plan Administrator, in its sole discretion, may restrict the percentage of Compensation reduction that may be elected by any Highly Compensated Employee, in order to achieve or maintain compliance with the limitations described in Sections 4.06, 4.07, and 4.08.

(c)                                  In no event shall the Participant’s Deferred Cash Contributions and similar contributions made on his behalf by an Employer or an Affiliate to all plans, contracts or arrangements subject to the provisions of Section 401(a)(30) of the Code, in any calendar year commencing prior to January 1, 2002, exceed $7,000, as adjusted from time to time pursuant to Section 402(g)(5) of the Code (as in effect on the day before the date of enactment of Public Law 107-16).  The Participant’s Deferred Cash Contributions and similar contributions made on his behalf by an Employer or an Affiliate to all plans contracts or arrangements subject to the provisions of Section 401(a)(30) in calendar years beginning after December 31, 2001 and prior to January 1, 2007 shall be limited in accordance with the following table:

Calendar Year	Dollar Limitation
2002	$11,000
2003	$12,000
2004	$13,000
2005	$14,000
2006	$15,000

Deferred Cash Contributions made on a Participant’s behalf with respect to any calendar year beginning after December 31, 2006 are limited to $15,000 (or such higher dollar limit as may be in effect with respect to such year in accordance with Section 402(g)(4) of the Code (as amended and redesignated by Public Law 107-16), as in effect for calendar years beginning after December 31, 2001).  If a Participant’s Deferred Cash Contributions in a calendar year reach the dollar limitation in effect for such calendar year, his election of Deferred Cash Contributions for the remainder of the calendar year will be canceled.  As of the first pay period of the calendar year following such cancellation, the Participant’s election of Deferred Cash Contributions shall again become effective in accordance with his previous election.

(d)                                 If a Participant makes elective deferrals, within the meaning of Section 402(g)(3) of the Code, under any other qualified defined contribution plan maintained by an Employer or Affiliate for any calendar year and the sum of such elective deferrals and his Deferred Cash Contributions under the Plan exceed the dollar limitation specified in subsection (c) for that calendar year, then the amount by which such sum exceeds such limitation shall be deemed Excess Deferrals for such calendar year.  The Participant shall be deemed to have elected to receive a return from this Plan of the full amount of any Excess Deferrals determined in accordance with this subsection.  A return of

Excess Deferrals pursuant to this subsection shall be subject to the provisions of subsection (f).

(e)                                  If a Participant makes elective deferrals, within the meaning of Section 402(g)(3) of the Code, under a qualified defined contribution plan maintained by an employer other than any Employer or any Affiliate for any calendar year, and the sum of such elective deferrals and his Deferred Cash Contributions under the Plan exceed the dollar limitation specified in Section 4.01(c) for that calendar year, then the amount by which such sum exceeds such limitation shall be deemed Excess Deferrals for such calendar year.  The Participant may elect to receive a return from this Plan of all or a portion of any Excess Deferrals determined in accordance with this subsection, provided, however, that the Plan shall not be required to make a return of Excess Deferrals, unless the Participant notifies the Plan Administrator, in writing, by March 1 of the following calendar year of the amount of the Excess Deferrals that the Participant wishes to have returned by this Plan.  A return of Excess Deferrals pursuant to this subsection shall be subject to the provisions of subsection (f).

(f)                                    Any return of Excess Deferrals required under subsection (d) or (e) shall include Attributed Earnings and shall be made no later than the April 15 following the end of the calendar year in which the Excess Deferrals were made.  The amount of Excess Deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the Participant under Section 4.06 for that calendar year.  In the event any Deferred Cash Contributions required to be returned under subsection (d) or (e) were matched by Matching Contributions under Section 3.02, those Matching Contributions, together with Attributed Earnings, shall be forfeited and used to reduce Employer contributions.

(g)                                 Effective for Plan Years commencing after December 31, 2001, a Participant who satisfies the requirements of paragraph (i) for a Plan Year may elect, in accordance with paragraph (ii), to reduce his Compensation and to have the amount by which his Compensation is so reduced contributed to the Plan by his Employer as a Catch-Up Contribution, provided, however, that such Catch-Up Contributions shall be subject to the conditions set forth in paragraphs (iii), (iv), and (v).

(i)                                     A Participant satisfies the requirements of this paragraph for a Plan Year if:

(A)                              his 50th birthday is coincident with or prior to the last day of the Plan Year; and

(B)                                the Deferred Cash Contributions made on his behalf for the Plan Year have reached the applicable dollar limitation for the calendar year coincident with such Plan Year, as set forth in subsection (c).

(ii)                                  A Participant described in paragraph (i) shall be deemed to have elected to continue to reduce his Compensation at the rate in effect under his most recent Deferred Cash Contribution election and to have the amount contributed to the Plan by his Employer as a Catch-Up Contribution, unless he provides Notice, in accordance with procedures established by the Plan Administrator, that he elects not to continue to reduce his Compensation.

(iii)                               Any Catch-Up Contributions shall be paid to the Trustees as soon as practicable and shall be allocated to the Participant’s Catch-Up Account.

(iv)                              A Participant’s Catch-Up Contributions in calendar years beginning after December 31, 2001 and prior to January 1, 2007 shall be limited in accordance with the following table:

Calendar Year	Dollar Limitation
2002	$1,000
2003	$2,000
2004	$3,000
2005	$4,000
2006	$5,000

Catch-Up Contributions made on a Participant’s behalf with respect to any calendar year beginning after December 31, 2006 shall limited to $5,000, as adjusted in accordance with Section 414(v)(2)(C) of the Code.  In no event shall the Participant’s Catch-Up Contributions for a Plan Year exceed the excess of his Statutory Compensation for such Plan Year over his Deferred Cash Contributions for such Plan Year.

(v)                                 Catch-Up Contributions that are allocated to the IBM Stock Fund in accordance with the provisions of Section 5.02 shall be deemed to be contributions to the ESOP.

(vi)                              The provisions of this subsection shall be subject to the requirements of Section 414(v) of the Code and Regulations thereunder.

(h)                                 Effective July 1, 2004, a Participant may elect in the Notice filed under Section 3.02(b) or Section 4.04(e), or Section 4.05(b), as applicable, to make After-Tax Contributions, provided, however, that After-Tax Contributions shall be subject to the conditions set forth in paragraphs (i), (ii), and (iii).

(i)                                     The Participant’s election to make After-Tax Contributions shall specify the rate of After-Tax Contributions as a percentage of his Compensation, which rate shall not exceed 10% and shall be an integral multiple of 1%.

(ii)                                  Any After-Tax Contributions shall be paid to the Trustee as soon as practicable and shall be allocated to the Participant’s After-Tax Account.

(iii)                               After-Tax Contributions that are allocated to the IBM Stock Fund in accordance with the provisions of Section 5.02 shall be deemed to be contributions to the ESOP.

4.02                           Employer Matching Contributions

(a)                                  (i)                                     Each Employer shall contribute, out of its Profits, on behalf of each of its Participants who is not a 401(k) Pension Program Participant and who elects to make Deferred Cash Contributions, an amount equal to 50% of the Deferred Cash Contributions made on behalf of the Participant to the Plan during each payroll period, provided, however, that for this purpose Deferred Cash Contributions in excess of 6% of the Participant’s Compensation for a payroll period shall not be taken into account.  In no event shall the Matching Contributions pursuant to this Section with respect to a Plan Year exceed 3% of the Participant’s Compensation while a Participant during such Plan Year.  Employer Matching Contributions that are allocated to the IBM Stock Fund in accordance with the provisions of Section 5.02 shall be deemed to be contributions to the ESOP.

(ii)                                  Each Employer shall contribute, out of its Profits, on behalf of each of its Participants who (A) is a 401(k) Pension Program Participant, (B) elects or is deemed to have elected to make Deferred Cash Contributions, and (C) has, on or before the last day of the payroll period, attained his Program Eligibility Date an amount equal to 100% of the Deferred Cash Contributions made on behalf of the Participant to the Plan during each payroll period, provided, however, that for this purpose Deferred Cash Contributions in excess of 6% of the Participant’s Compensation for a payroll period shall not be taken into account.  In no event shall the Matching Contributions pursuant to this Section with respect to a Plan Year exceed 6% of the Participant’s Compensation while a Participant during such Plan Year.

(iii)                               Employer Matching Contributions made in accordance with paragraph (i) or paragraph (ii) shall be paid to the Trustee as soon as practicable and shall be allocated to the Participant’s Employer Account.

(iv)                              Effective as of January 1, 2005, if as of the last day of the Plan Year, the amount of Matching Contributions allocated in accordance with paragraph (ii) for such Plan Year to the Employer Account of a 401(k) Pension Program Participant, who has been a Non-Executive Employee at all times during such Plan Year and who remains in employment with the Employer on the last day of such Plan Year, is less than the lesser of (A) 6% of his Compensation or (B) the amount contributed on behalf of such Participant as Deferred Cash Contributions for the Plan Year, the Employer shall make a special Matching Contribution on behalf of such Participant in an amount equal to the lesser of (X) such difference or (Y) the excess of (I) the dollar limitation determined in accordance with Section 4.01(c) over (II) the amount of Matching Contributions allocated in accordance with paragraph (ii). For purposes of this paragraph, a Participant’s Compensation shall not include any amount earned prior to the first day of the payroll period that includes his Program Eligibility Date, shall not include any amount earned during a period in which Deferred Cash Contributions were not permitted to be made on his behalf in accordance with Sections 8.02(c) or 9.02(c)(i), and shall not include any amount of Variable Pay attributable to any period in any prior Plan Year during which he was an Executive Employee.  Any special Matching Contribution made pursuant to this paragraph shall be paid to the Trustees as soon as practicable following the close of the

Plan Year to which it relates and the determination of the amount thereof by the Plan Administrator or its designee.

(v)                                 Employer Matching Contributions that are allocated to the IBM Stock Fund in accordance with the provisions of Section 5.02 shall be deemed to be contributions to the ESOP.

(b)                                 Matching Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 4.01(c), (d), and (e), 4.06, 4.07, and 4.08.  If any portion of the Deferred Cash Contribution to which a Matching Contribution relates is returned to the Participant pursuant to Section 4.01(d) or (e), 4.06(c), or 4.08, the corresponding Matching Contribution shall be forfeited and if any amount of the Matching Contribution is deemed an Excess Aggregate Contribution under Section 4.07 such amount shall be forfeited in accordance with the provisions of that Section.

(c)                                  Effective only for the period beginning on January 1, 2002 and ending on December 31, 2004, and solely for purposes of subsection (a), a Participant’s Deferred Cash Contributions shall be deemed to include his Catch-Up Contributions.

(d)                                 Effective January 1, 2004, and solely for purposes of subsection (a), a Participant’s Compensation shall not include any amount earned while employed by the Employer or an Affiliate as a Long-Term Supplemental Employee.

4.03                           Rollover Contributions

(a)                                  Without regard to any limitations on contributions set forth in this Article 4, the Plan may receive from or on behalf of a Participant who is then a Regular Employee, in cash, as a Rollover Contribution, any amount previously distributed or deemed to be distributed to him

(i)                                     from a plan that satisfies the requirements of Section 401(a) of the Code, or

(ii)                                  from an individual retirement account described in Section 408(a) of the Code, or

(iii)                               from an eligible deferred compensation plan described in Section 457(b) of the Code that is maintained by an employer that is described in Section 457(e)(1)(A) of the Code,

(iv)                              from an annuity contract described in Section 403(b) of the Code, or

(v)                                 from the Federal Thrift Savings Plan, in a distribution described in Section 8433(c) of Title 5 of the United States Code,

provided, however, clauses (ii), (iii), and (iv) of this sentence shall be effective only with respect to Rollover Contributions made subsequent to March 31, 2002 and clause (v) of this sentence shall be effective only with respect to Rollover Contributions made subsequent to December 31, 2001.  The Plan may receive such amount either directly from the Participant, or from an individual retirement account that satisfies the requirements of Section 408(d)(3)(A)(ii) of the Code, or from a qualified plan in the form of a direct rollover that satisfies the requirements of Section 401(a)(31) of the Code.

(b)                                 Without regard to any limitations on contributions set forth in this Article 4, the Plan may receive from or on behalf of a Participant who has terminated employment with the Employer subsequent to June 30, 1999, in cash, as a Rollover Contribution, any amount previously distributed or deemed to be distributed to him from a retirement plan sponsored by IBM that is qualified under Section 401(a) of the Code.  The Plan may receive such amount either directly from the Participant, or from such qualified plan in the form of a direct rollover that satisfies the requirements of Section 401(a)(31) of the Code.

(c)                                  Notwithstanding the provisions of subsections (a) or (b), the Plan shall not accept any amount as a Rollover Contribution, unless such amount is eligible to be rolled over to a qualified trust in accordance with applicable law and the Participant provides evidence satisfactory to the Plan Administrator that such amount qualifies as an eligible rollover distribution, within the meaning of Section 402(c)(4) of the Code.  Unless received by the Plan in the form of a direct rollover, the Rollover Contribution must be paid to the Trustee on or before the 60th day after the day it was received by the Employee.  For purposes of this Section, the terms “eligible rollover distribution” and “direct rollover” shall have the meaning specified in Section 10.14.

(d)                                 Any Rollover Contribution shall be allocated to a Participant’s Rollover Account.  Any Rollover Contribution that is allocated to the IBM Stock Fund in accordance with the provisions of Section 5.02 shall be deemed to be a contribution to the ESOP.

4.04                           Changes in Contribution Rates

(a)                                  The percentage of Compensation designated by a Participant under Section 4.01(a) shall automatically apply to increases and decreases in his Compensation.  A Participant may change his election under Section 4.01(a) at any time during the Plan Year by giving such advance Notice as the Plan Administrator shall prescribe.  The changed percentage shall become effective as of the first day of the first payroll period beginning after the provision of the Notice, or as soon thereafter as may be administratively practicable.

(b)                                 Effective as of January 1, 2004, and solely for purposes of subsection (a), a Participant’s deemed election to make Catch-Up Contributions, in accordance with Section 4.01(g)(ii), shall be treated as a designation under Section 4.01(a) for the period beginning on the date that the Participant first satisfies the condition set forth in Section 4.01(g)(i)(B) for a Plan Year and ending on the last day of such Plan Year.

(c)                                  If an eligible Employee has become a Participant in accordance with Section 3.02(b), then he shall be permitted to make an initial designation under Section 4.01(a) at any time thereafter, in accordance with the procedure specified in subsection (a).

(d)                                 The percentage of Compensation designated by a Participant under Section 4.01(h) shall automatically apply to increases and decreases in his Compensation.  A Participant may change his election under Section 4.01(h) at any time during the Plan Year by giving such advance Notice as the Plan Administrator shall prescribe.  The changed percentage shall become effective as of the first day of the first payroll period beginning after the provision of the Notice, or as soon thereafter as may be administratively practicable.

(e)                                  If an eligible Employee has become a Participant in accordance with Section 3.02(a), then he shall be permitted to make an initial election under Section 4.01(h) at any time thereafter, in accordance with the procedure specified in subsection (a).

(f)                                    An eligible Employee who is deemed, in accordance with Section 3.02A(c), to have made an election under Section 4.01(a) to commence Deferred Cash Contributions, shall be permitted to change such election, either before the first payroll period for which it is effective, or at any time thereafter, in accordance with the procedure specified in subsection (a).  An election in accordance with this subsection to reduce the percentage of his Deferred Cash Contributions to 0% shall be deemed a revocation of such election for purposes of Section 4.05.

(g)                                 If an eligible Employee has become a Participant in accordance with Section 3.02A(c), then he shall be permitted to make an initial election under Section 4.01(h) at any time thereafter, in accordance with the procedure specified in subsection (a).

4.05                           Suspension and Resumption of Contributions

(a)                                  A Participant may suspend and/or revoke his election under Section 4.01(a) or Section 4.01(h) by giving such advance Notice as the Plan Administrator shall prescribe.  The suspension or revocation shall become effective as of the first day of the first payroll period beginning after the provision of the Notice, or as soon thereafter as may be administratively practicable.

(b)                                 A Participant who has suspended and/or revoked his election under Section 4.01(a) or Section 4.01(h) may elect to reinstate such election by giving such advance Notice as the Plan Administrator shall prescribe.  Such reinstatement shall be effective as of the first day of the first payroll period beginning after the provision of the Notice, or as soon thereafter as may be administratively practicable.

4.06                           Actual Deferral Percentage Test

(a)                                  With respect to each Plan Year commencing on or after January 1, 1997, the Actual Deferral Percentage for that Plan Year for Highly Compensated Employees of each Employer who are Participants or eligible to become Participants for that Plan Year shall not exceed the greater of:

(i)                                     the product of:

(A)                              Actual Deferral Percentage for the preceding Plan Year for all Non-Highly Compensated Employees of such Employer for the preceding Plan Year who were Participants or eligible to become Participants during such preceding Plan Year, and

(B)                                1.25, or

(ii)                                  the lesser of:

(A)                              the sum of:

(I)                                    the Actual Deferral Percentage for the preceding Plan Year for all Non-Highly Compensated Employees of such Employer for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year, and

(II)                                2.00%, or

(B)                                the product of:

(I)                                    the Actual Deferral Percentage for the preceding Plan Year for all Non-Highly Compensated Employees of such Employer for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year, and

(II)                                2.00.

(b)                                 For purposes of subsection (a), an Employer, with the consent of the Plan Administrator, may elect to use the Actual Deferral Percentage for Non-Highly Compensated Employees for the Plan Year being tested rather than the preceding Plan Year, provided that any such election, except an election applicable to a Plan Year ending before January 1, 2000, may not be changed for any subsequent Plan Year, except as provided by the Secretary of the Treasury, and that any such election is incorporated in an amendment to the Plan adopted by the Plan Administrator, pursuant to Section 13.01(c).

(c)                                  If the Plan Administrator determines that the limitation under subsection (a) has been exceeded in any Plan Year, with respect to the Highly Compensated Employees of any Employer, the following provisions shall apply with respect to such group of Highly Compensated Employees:

(i)                                     The Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio shall be reduced to the extent necessary to satisfy the limitation set forth in subsection (a) or to cause such ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest ratio.  This process shall be repeated until the limitation set forth in subsection (a) is satisfied.  The sum of the amounts of Deferred Cash Contributions made by each Highly Compensated Employee in excess of the amount permitted under his revised deferral ratio shall be deemed to be Excess Contributions.  This total dollar amount of Excess Contributions shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (ii).

(ii)                                  The Deferred Cash Contributions of the Highly Compensated Employee with the highest dollar amount of Deferred Cash Contributions shall be reduced by the lesser of (A) the amount required to cause that Participant’s Deferred Cash Contributions to equal the dollar amount of the Deferred Cash Contributions of the Highly Compensated Employee with the next highest dollar amount of Deferred Cash Contributions, or (B) an amount equal to the total Excess Contributions.  This procedure shall be repeated until all Excess Contributions are allocated.  The amount of Excess Contributions allocated to each Highly

Compensated Employee, together with Attributed Earnings, shall be distributed to him in accordance with the provisions of paragraph (iii).

(iii)                               The Excess Contributions allocated to a Participant shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the Excess Contributions were made, and to the extent practicable, within 2½ months of the close of the Plan Year in which the Excess Contributions were made.  Any Excess Contributions for any Plan Year shall be reduced by any Deferred Cash Contributions previously returned to the Participant under Section 4.01 for that Plan Year.  In the event any Deferred Cash Contributions returned under this Section were matched by Matching Contributions under Section 4.02, such corresponding Matching Contributions, with Attributed Earnings, shall be forfeited and used to reduce Employer contributions.

(d)                                 For Plan Years commencing after December 31, 2001, the Actual Deferral Percentage Test described in this Section shall be applied separately with respect to Deferred Cash Contributions that are deemed, pursuant to Section 4.01(a) to be contributions to the ESOP and with respect to Deferred Cash Contributions that are not deemed to be contributions to the ESOP.

4.07                           Actual Contribution Percentage Test

(a)                                  With respect to each Plan Year commencing on or after January 1, 1997, the Actual Contribution Percentage for that Plan Year for Highly Compensated Employees of each Employer who are Participants or eligible to become Participants for that Plan Year shall not exceed the greater of:

(i)                                     the product of:

(A)                              the Actual Contribution Percentage for the preceding Plan Year for all Non-Highly Compensated Employees of such Employer for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year, and

(B)                                1.25, or

(ii)                                  the lesser of:

(A)                              the sum of

(I)                                    the Actual Contribution Percentage for the preceding Plan Year for all Non-Highly Compensated Employees of such Employer for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year and

(II)                                2.00%, or

(B)                                the product of:

(I)                                    the Actual Contribution Percentage for the preceding Plan Year for all Non-Highly Compensated Employees of such Employer for the preceding Plan Year who were Participants or eligible to become Participants during the preceding Plan Year, and

(II)                                2.00.

(b)                                 For purposes of subsection (a), an Employer, with the consent of the Plan Administrator, may elect to use the Actual Contribution Percentage for Non-Highly Compensated Employees for the Plan Year being tested rather than the preceding Plan Year, provided that any such election, except an election applicable to a Plan Year ending before January 1, 2000, once made may not be changed for any subsequent Plan Year, except as provided by the Secretary of the Treasury and that any such election is incorporated in an amendment to the Plan adopted by the Plan Administrator, pursuant to Section 13.01(c).

(c)                                  If the Plan Administrator determines that the limitation under subsection (a) has been exceeded in any Plan Year with respect to the Highly Compensated Employees of any Employer, the following provisions shall apply with respect to such group of Highly Compensated Employees:

(i)                                     The Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio shall be reduced to the extent necessary to satisfy the limitation set forth in subsection (a) or to cause such ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio.  This process shall be repeated until the limitation set forth in subsection (a) is satisfied.  The sum of the amounts of Matching Contributions on behalf of plus After-Tax Contributions made by each Highly Compensated Employee in excess of the amount permitted under his revised contribution ratio shall be deemed Excess Aggregate Contributions.  This total dollar amount of Excess Aggregate Contributions shall then be allocated to some or all Highly Compensated Employees in accordance with the provisions of paragraph (ii).

(ii)                                  The sum of the Matching Contributions and After-Tax Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions shall be reduced by the lesser of (A) the amount required to cause the sum of that Participant’s Matching Contributions and After-Tax Contributions to equal the dollar amount of such contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions, or (B) an amount equal to the total Excess Aggregate Contributions.  This procedure shall be repeated until all Excess Aggregate Contributions are allocated.  Effective for Plan Years beginning after December 31, 2003he amount of Excess Aggregate Contributions allocated to each Highly Compensated Employee, together with Attributed Earnings, shall be distributed or forfeited in accordance with the provisions of paragraph (iii).

(iii)                               Excess Aggregate Contributions allocated to a Highly Compensated Employee under paragraph (ii) shall be distributed or forfeited as follows:

(A)                              After-Tax Contributions, to the extent of the Excess Aggregate Contributions, together with Attributed Earnings, shall be paid to the Participant and then, if necessary,

(B)                                so much of the Matching Contributions together with Attributed Earnings, as shall be necessary, as shall be necessary to equal the balance of the Excess Aggregate Contributions shall be forfeited and applied to reduce Employer contributions.

(iv)                              Any repayment or forfeiture of Excess Aggregate Contributions shall be made before the close of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made, and to the extent practicable, any repayment or forfeiture shall be made within 2½ months of the close of the Plan Year in which the Excess Aggregate Contributions were made.

(d)                                 For Plan Years commencing after December 31, 2001 and prior to January 1, 2004, the Actual Contribution Percentage Test described in this Section shall be applied separately with respect to Employer Matching Contributions that are deemed, pursuant to Section 4.02(a) to be contributions to the ESOP and with respect to Employer

Matching Contributions that are not deemed to be contributions to the ESOP.  For Plan Years commencing after December 31, 2003, the Actual Contribution Percentage Test described in this Section shall be applied separately (i) with respect to the sum of Employer Matching Contributions that are deemed, pursuant to Section 4.02(a), to be contributions to the ESOP and After-Tax Contributions that are deemed, pursuant to Section 4.01(h)(iii), to be contributions to the ESOP, and (ii) with respect to the sum of Employer Matching Contributions and After-Tax Contributions that are not deemed to be contributions to the ESOP.

4.08                           Aggregate Contribution Limitation

Notwithstanding the provisions of Sections 4.06 and 4.07, for Plan Years commencing prior to January 1, 2002, in no event shall the sum of the Actual Deferral Percentage of the group of eligible Highly Compensated Employees of any Employer and the Actual Contribution Percentage of such group, after applying the provisions of Sections 4.06 and 4.07, exceed the “aggregate limit” as provided in Section 401(m)(9) of the Code and the Regulations issued thereunder.  In the event the aggregate limit is exceeded for any Plan Year, the Contribution Percentages of the Highly Compensated Employees of such Employer shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in Section 4.07.

4.09                           Additional Discrimination Testing Provisions

(a)                                  If any Highly Compensated Employee is a member of another qualified plan of the Employer or an Affiliate, other than an employee stock ownership plan described in Section 4975(e)(7) of the Code or any other qualified plan which must be mandatorily disaggregated from this Plan under Section 410(b) of the Code, which includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code or matching contributions within the meaning of Section 401(m) of the Code, or under which the Highly Compensated Employee may make employee contributions other than by elective deferral, within the meaning of Section 402(g)(3) of the Code, the Plan Administrator shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions by or on behalf of the Highly Compensated Employee under all such plans in applying the limitations of Sections 4.06, 4.07, and 4.08.  If any other such qualified plan has a plan year other than the Plan Year, the contributions to be taken into account in applying the limitations of Sections 4.06, 4.07, and 4.08 will be those made in the plan years ending with or within the same calendar year.

(b)                                 In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) or 410(b) of the Code, other than for purposes of the average benefit percentage test under Section 410(b)(2)(A)(ii) of the Code, or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of Sections 4.06, 4.07, and 4.08 shall be applied by determining the Actual Deferral Percentage and Actual Contribution Percentage of employees as if all such plans were a single plan.  If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans must also satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.  Plans may be aggregated under this subsection (b) only if they have the same plan year.

(c)                                  Notwithstanding any provision of the Plan to the contrary, if employees included in a unit of employees covered by a collective bargaining agreement are participating in the Plan and not more than 2% of such employees are Highly Compensated Employees or professionals, within the meaning of Section 1.410(b)-9 of the Regulations, then such employees shall be disregarded in applying the provisions of Section 4.06, 4.07, and 4.08.  However, Section 4.06 shall be applied separately for each group of collectively bargained employees.

4.10                           Maximum Annual Additions

(a)                                  The annual addition to a Participant’s Account for any Plan Year, when added to the Participant’s annual addition for that Plan Year under any other qualified defined contribution plan of the Employer or an Affiliate, shall not exceed an amount which is equal to the lesser of:

(i)                                     for Plan Years commencing prior to January 1, 2002, 25% of his aggregate remuneration for that Plan Year and for Plan Years commencing subsequent to December 31, 2001, 100% of his remuneration for that Plan Year; or

(ii)                                  for Plan Years commencing prior to January 1, 2002, $30,000, and for Plan Years commencing subsequent to December 31, 2001, $40,000, each as adjusted pursuant to Section 415(d) of the Code.

The Plan Year shall be the “limitation year” for purposes of Section 415 of the Code.

(b)                                 For purposes of this Section, the “annual addition” to a Participant’s Account under this Plan or any other qualified defined contribution plan maintained by the Employer or an Affiliate, including any provision of a qualified defined benefit plan that is required to be treated as a defined contribution plan in accordance with Section 414(k)(2) of the Code shall be the sum of:

(i)                                     the total contributions, including Deferred Cash Contributions, made on the Participant’s behalf by the Employer and all Affiliates,

(ii)                                  all Participant contributions, exclusive of any Rollover Contributions, and

(iii)                               forfeitures, if applicable, that have been allocated to the Participant’s Accounts under this Plan or his accounts under any other such qualified defined contribution plan, and

(iv)                              amounts described in Sections 415(1)(1) and 419A(d)(2) allocated to the Participant solely for purposes of clause (ii) of subsection (a).

For purposes of this subsection, any Deferred Cash Contributions distributed under the provisions of Section 4.01 or 4.06, any After-Tax Contributions distributed under the provisions of Section 4.07, and any Matching Contributions distributed or forfeited under the provisions of Section 4.07 or 4.08 shall be included in the annual addition for the year allocated.

(c)                                  For purposes of this Section, the term “remuneration” with respect to any Participant shall mean the wages, salaries and other amounts paid in respect of such Participant by the Employer or an Affiliate for personal services actually rendered, and shall include elective deferrals within the meaning of Section 402(g)(3) of the Code and amounts contributed or deferred by the Employer at the election of the Participant which are not includible in the gross income of the Participant under Sections 125, 132(f)(4) (with respect to Plan Years beginning after December 31, 2000), or 457 of the Code, but shall exclude deferred compensation, stock options and other distributions which receive special tax benefits under the Code.  Notwithstanding the foregoing, for limitation years commencing prior to January 1, 1998, remuneration shall exclude amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 402(e)(3) or 457 of the Code.

(d)                                 If the annual addition to a Participant’s Account for any Plan Year, prior to the application of the limitation set forth in subsection (a) above, exceeds that limitation due to a reasonable error in estimating a Participant’s annual compensation or in determining the amount of Deferred Cash Contributions that may be made with respect to a Participant under Section 415 of the Code, or as the result of the allocation of forfeitures, then the amount of contributions credited to the Participant’s Account in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority:

(i)                                     Effective for Plan Years beginning after December 31, 2003, the Participant’s After-Tax Contributions under Section 4.01(h) shall be reduced to the extent necessary.  The amount of the reduction shall be returned to the Participant, together with any Attributed Earnings.

(ii)                                  The Participant’s unmatched Deferred Cash Contributions under Section 4.01 shall be reduced to the extent necessary.  The amount of the reduction shall be returned to the Participant together with any Attributed Earnings.

(iii)                               The Participant’s matched Deferred Cash Contributions and corresponding Matching Contributions shall be reduced to the extent necessary.  The amount of the reduction attributable to the Participant’s matched Deferred Cash Contributions shall be returned to the Participant together with any Attributed Earnings, and the amount attributable to the Matching Contributions together with any Attributed Earnings shall be forfeited and used to reduce subsequent contributions payable by the Employer.

Any Deferred Cash Contributions returned to a Participant under this subsection shall be disregarded in applying the dollar limitation on Deferred Cash Contributions under Section 4.01(c), and in performing the Actual Deferral Percentage Test under Section 4.06.

(e)                                  For Plan Years beginning prior to January 1, 2000, if a Participant is a participant in any qualified defined benefit plan maintained by the Employer or an Affiliate that is required to be taken into account for purposes of applying the combined plan limitations contained in Section 415(e) of the Code, then for any year the sum of the defined benefit plan fraction and the defined contribution plan fraction, as such terms are defined in said Section 415(e), shall not exceed 1.0.  If for any year the foregoing combined plan limitation would be exceeded, the benefits provided under any defined benefit plan maintained by an Employer or Affiliate and the contributions allocated under any other defined contribution plan maintained by the Employer or an Affiliate shall be discontinued, suspended or reduced, as applicable, before any adjustments to a Participant’s Account are made in accordance with subsection (d).

4.11                           Contributions for Periods of Military Leave

The provisions of this Section 4.11 are effective as of December 12, 1994.

(a)                                  Without regard to any limitations on contributions set forth in this Article 4, a Participant who is absent from employment because of a period of service in the uniformed services of the United States beginning on or after August 1, 1990 and whose right to reemployment is protected under the Uniformed Services Employment and

Reemployment Rights Act of 1994, may, subsequent to his return to employment as a Regular Employee, elect to contribute to the Plan, as a make-up contribution, the Deferred Cash Contributions that could have been contributed to the Plan in accordance with the provisions of the Plan, had he remained continuously employed by the Employer throughout such period of absence.  The amount of make-up contributions shall be determined on the basis of the Participant’s Compensation in effect immediately prior to the period of absence, and the terms of the Plan at such time.  Any Deferred Cash Contributions so determined shall be subject to the limitations provided in Sections 4.01(c), 4.06, 4.07, and 4.08 with respect to the Plan Year or Plan Years to which such contributions relate, rather than the Plan Year in which payment is made.  Any payment to the Plan described in this subsection must be made during the applicable repayment period.  The applicable repayment period shall begin on the latest of:  (i) the Participant’s date of reemployment, (ii) October 13, 1996, or (iii) date on which the Employer notifies the Employee of his rights under this Section.  The applicable repayment period shall continue for a period of whole months equal to the lesser of (i) the number of whole months of the Participant’s period of absence multiplied by 3, or (ii) 60 months.

(b)                                 With respect to a Participant who makes the election described in subsection (a), the Employer shall make Matching Contributions on such make-up contributions in an amount determined in accordance with the provisions of Section 4.02, as in effect for the Plan Year to which such make-up contributions relate.  Any Matching Contributions so determined shall be subject to the limitations provided in Sections 4.02, 4.06, 4.07, and 4.08 with respect to the Plan Year or Plan Years to which such contributions relate, rather than the Plan Year or Plan Years in which payment is made.  Employer Matching

Contributions under this subsection shall be made during the applicable repayment period described in subsection (a).

(c)                                  All contributions under this Section shall be considered “annual additions,” as defined in Section 415(c)(2) of the Code, and shall be limited in accordance with the provisions of Section 4.10 with respect to the Plan Year or Plan Years to which such contributions relate rather than the Plan Year in which payment is made.

(d)                                 Earnings (or losses) on make-up contributions made pursuant to subsection (a) and Matching Contributions made pursuant to subsection (b) shall be credited in accordance with Article 6, commencing with the date such contributions are made.

4.12                           Return of Contributions

(a)                                  If all or part of an Employer’s deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer, upon written request to the Trustee, without interest, but reduced by any investment loss attributable to those contributions, provided that such contributions are returned within one year after the disallowance of deduction.  For this purpose, all contributions made by each Employer are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

(b)                                 Upon written request to the Trustee, the Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

(c)                                  In the event that Deferred Cash Contributions made under Section 4.01 are returned to the Employer in accordance with the provisions of subsection (a) or (b), the elections to reduce Compensation which were made by Participants on whose behalf those contributions were made shall be deemed void retroactively to the beginning of the period for which those contributions were made.  The Deferred Cash Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made, provided, however, that the amount of Deferred Cash Contributions to be distributed to Participants shall be adjusted to reflect any investment gains or losses attributable to those contributions.

ARTICLE 5.  INVESTMENT OF CONTRIBUTIONS AND ELECTIVE DISTRIBUTION
OF DIVIDENDS PAYABLE ON STOCK HELD IN IBM STOCK FUND

5.01                           Investment Funds

(a)                                  Contributions to the Plan shall be invested in one or more Investment Funds, as authorized by the Committee from time to time, except to the extent invested under the Mutual Fund Window Program.  The Investment Funds authorized by the Committee may include such equity funds, international equity funds, fixed income funds, money market funds, and such other funds as the Committee, in its discretion, elects to provide, and which shall include the IBM Stock Fund, which Fund shall constitute the ESOP.  Each Fund shall be managed by the Trustee or one or more Investment Managers appointed by the Committee in accordance with Section 11.03(a)(i).

(b)                                 The Trustee or Investment Manager may keep such amounts of cash as it, in its sole discretion, shall deem necessary or advisable as part of the Investment Funds, all within the limitations specified in the trust agreement or investment management agreement, provided, however, that the IBM Stock Fund shall remain primarily invested in common stock of IBM at all times.

(c)                                  Dividends, interest, and other distributions received on the assets held by the Trustee in respect to each of the above Investment Funds shall be reinvested in the respective Fund, except to the extent otherwise provided in Section 5.09.

5.01A                 Mutual Fund Window Program

(a)                                  Effective as of January 1, 2005, the Committee shall establish an inventory of Designated Mutual Funds that shall be available for the investment of a portion of a

Participant’s Account under the Mutual Fund Window Program, in accordance with the provisions of this Section.

(b)                                 A Participant may elect, in accordance with 5.04(a) and subject to the limitations prescribed in subsection (c), that a portion of his Account shall be reallocated from one or more of the Investment Funds to be invested under the Mutual Fund Window Program.

(c)                                  The Plan Administrator or its designee shall establish rules for the reallocation of Participant Accounts from the Investment Funds to investment under the Mutual Fund Window Program, and may change such rules from time to time in its sole discretion.  Such rules may include:

(i)                                     A limit on the portion of a Participant’s Account that is available for investment under the Mutual Fund Window Program, which limit may take the form of a minimum dollar amount or minimum percentage, or both a minimum dollar amount and a minimum percentage, of a Participant’s Account that must be invested in the Investment Funds.

(ii)                                  A minimum amount that a Participant who elects to invest a portion of his Account under the Mutual Fund Window Program is required to reallocate from investment in the Investment Funds to investment under the Mutual Fund Window Program, in order to commence investment under the Mutual Fund Window Program, and a minimum amount that a Participant who elects to increase the portion of his Account that is invested under the Mutual Fund Window Program is required to reallocate from investment in the Investment Funds to investment under the Mutual Fund Window Program.

A Participant shall not be permitted to elect an investment reallocation in accordance with Section 5.04(a) that would cause the portion of his Account that is invested in the Investment Funds Program, as determined as of the date of such reallocation, to be less than the minimum dollar amount or minimum percentage established by the Plan Administrator or its designee in accordance with this paragraph (i), or that fails to comply with the minimum reallocation requirements established by the Plan Administrator or its designee in accordance with paragraph (ii), as in effect as of the date of such reallocation.

(d)                                 A Participant who elects, in accordance with subsection (b), to reallocate a portion of his Account to be invested under the Mutual Fund Window Program shall specify the Designated Mutual Fund or Designated Mutual Funds in which such portion of his Account shall be invested, by giving such Notice of such specification as the Plan Administrator or its designee shall prescribe and, if he specifies more than one Designated Mutual Fund, shall further specify, in multiples of 1%, the percentage of the amount so reallocated that shall be invested in each such fund.

(e)                                  A Participant may elect to reallocate the portion of his Account that is invested under the Mutual Fund Window Program, among the Designated Mutual Funds, in multiples of 1%, by giving such advance Notice as the Plan Administrator or its designee shall prescribe.  Such reallocation shall be effective as soon as administratively practicable following provision of such Notice.

(f)                                    A Participant who elects, pursuant to Section 5.04(a), to reallocate any portion of his Account that is invested under the Mutual Fund Window Program to be invested in one of more of the Investment Funds shall specify the Designated Mutual Fund or Designated Mutual Funds from which the amount to be so reallocated shall be taken, by giving such Notice of such specification as the Plan Administrator or its designee shall prescribe.

(g)                                 If any portion of a Participant’s Account is invested under the Mutual Fund Window Program as of the date selected by the Plan Administrator as the date of reference for the assessment of administrative fees for a calendar quarter, an administrative fee shall be charged against his Account, in an amount determined by the Committee, which fee shall be debited proportionally from the Investment Funds in which his Account is invested as of such date.

(h)                                 Upon the occurrence of an event described in paragraph (i), the Plan Administrator or its designee may, without the consent of the Participant, cause the mandatory reallocation of the Participant’s Account from investment under the Mutual Fund Window Program to investment under the Investment Funds.  The amount so reallocated shall be determined in accordance with paragraph (ii); such amount shall be debited from the amounts invested in Designated Mutual Funds in accordance with paragraph (iii); and, to the extent available for investment, shall be invested in accordance with paragraph (iv).

(i)                                     A Participant’s Account shall be subject to mandatory reallocation in any of the following circumstances:

(A)                              as of the date an administrative fee is assessed in accordance with subsection (g), the portion of the Participant’s Account that is invested in any of the Investment Funds is less than the amount of such fee;

(B)                                the balance of the Participant’s Account is required to be paid to the Participant’s Beneficiary in accordance with Section 10.01(b);

(C)                                the amount of an installment distribution that is required to be made to a Participant pursuant to his election in accordance with Section 10.02(b)(i) exceeds the portion of the Participant’s Account that is invested in the Investment Funds;

(D)                               the Participant’s Account is subject to mandatory distribution in accordance with Section 10.03;

(E)                                 the amount required to be distributed to the Participant in accordance with Section 10.06 exceeds the portion of the Participant’s Account that is invested in the Investment Funds, determined as of the date such distribution is required to be made;

(F)                                 the portion of a Participant’s Account that is required to be distributed to an alternate payee, or allocated to an account established for an alternate payee, in accordance with Section 14.02(c) exceeds the portion of the Participant’s Account that is invested in the Investment Funds; or

(G)                                an adjustment is required to be made to the Participant’s Account in accordance with rules established by the Plan Administrator or its designee

(ii)                                  In any of the circumstances described in paragraph (i), the amount that the Plan Administrator or its designee shall cause to be reallocated from investment under the Mutual Fund Window Program shall be the lesser of:

(A)                              the sum of (X) the product of (I) 1.05 and (II) the excess of the amount of the amount of the required distribution, reallocation or administrative fee, as applicable, over the amount then invested in any of the Investment

Funds, plus (Y) the minimum dollar amount, if any, then in effect in accordance with subsection (c)(ii); or

(B)                                the portion of the Participant’s Account that is invested under the Mutual Fund Window Program.

(iii)                               In the event that the portion of the Participant’s Account that is invested under the Mutual Fund Window Program as of the date of a reallocation described in paragraph (i) is invested in more than one Designated Mutual Fund, then the amount of such reallocation, as determined in accordance with paragraph (ii), shall be taken ratably from the amount invested in each such fund.

(iv)                              To the extent that a portion of an amount that is the subject of a mandatory reallocation in accordance with paragraph (i) is available for investment, it shall be invested in the Investment Fund specified in Section 5.02(b).

(i)                                     The Plan Administrator or its designee is authorized to establish procedures for the maintenance of the Mutual Fund Window Program and the investment of Participant Accounts thereunder which rules may include provisions for the establishment of transition accounts to which amounts reallocated pursuant to subsection (b) shall be credited, pending investment in the Designated Mutual Fund specified by the Participant, or to which amounts reallocated pursuant to subsection (f) shall be credited, pending reallocation to one or more of the Investment Funds.

5.02                           Investment of Contributions to Participants’ Accounts

(a)                                  A Participant shall make an investment election which shall specify the manner in which the Deferred Cash Contributions, Catch-Up Contributions, Employer Matching

Contributions, After-Tax Contributions, and Rollover Contributions allocated to his Account shall be invested.  Such election shall provide for the investment of such contributions in one or more than one of the Investment Funds, as designated by the Participant, apportioned in multiples of 1%.

(b)                                 Effective as of January 1, 2005, if a Participant fails to make an investment election in accordance with subsection (a), any contributions made by or on behalf of the Participant shall be invested in the Investment Fund designated by the Committee from time to time, which designation shall be deemed to be an amendment to the Plan in accordance with Section 13.01(b), provided, however, that any such designation, as in effect from time to time, shall apply to all contributions by or on behalf of all Participants who have failed to make an investment election.

(c)                                  An election by a Participant pursuant to subsection (a) that specifies that a all or any portion of his Deferred Cash Contributions, Catch-Up Contributions, Employer Matching Contributions, After-Tax Contributions, or Rollover Contribution shall be invested in the IBM Stock Fund shall be deemed to be an election that such amount shall be contributed to the ESOP.

5.03                           Change of Investment Election

A Participant may change his investment election under Section 5.02 at any time by giving such advance Notice as the Plan Administrator shall prescribe.  Such changed investment election shall become effective as of the first day of the first payroll period beginning after the provision of the Notice, or soon thereafter as administratively practicable, and shall be effective only with respect to contributions allocated subsequent thereto.

5.04                           Reallocation of Accounts Among the Funds

(a)                                  Subject to the provisions of subsection (b) and Section 5.05, a Participant may elect to reallocate his Account among the Investment Funds, or, effective as of January 1, 2005, among the Investment Funds and the Mutual Fund Window Program, at any time, in multiples of 1%, or in specified whole dollar amounts, by giving such advance Notice as the Plan Administrator shall prescribe, provided, however, that any election that reallocates any portion of his Account to be invested under the Mutual Fund Window Program shall be subject to the limitations of Section 5.01A(c).  Such reallocation shall be effective as soon as administratively practicable following provision of such Notice, provided, however, that no such reallocation shall be effective as of a Valuation Date for which the Plan Administrator has made a direction pursuant to Section 6.02(b).

(b)                                 The Plan Administrator may assess an administrative fee for investment reallocations under subsection (a), the amount of which fee may be changed from time to time, and may further provide that such fee shall be assessed only if the number of investment reallocations made by a Participant in a Plan Year exceeds a specified limit, which limit may be changed from time to time.  Any such fee shall be deducted from the amount so reallocated and charged to the Participant’s Deferred Account, Employer Account, and Rollover Account on a proportional basis.

(c)                                  An election by a Participant pursuant to subsection (a) that causes any portion of his Account to be reallocated to the IBM Stock Fund shall be deemed to be an election to transfer such portion of his Account to the ESOP.  An election by a Participant that reallocates any portion of his Account from the IBM Stock Fund to any other Fund shall be deemed to be an election to transfer such portion of his Account from the ESOP.

(d)                                 Effective as of January 1, 2004, the Plan Administrator may, in its discretion, impose restrictions on short-term trading by Participants.  Such restrictions may, in the discretion of the Plan Administrator, be applied to Participants on an individual basis or to all Participants.  For purposes of this subsection, “short-term trading” shall be deemed to include, without limitation, a series of transactions through which a Participant reallocates a portion of his Account out of an Investment Fund and then reallocates a portion of his Account into such Investment Fund within a period of no more than 5 business days, and a series of transactions through which a Participant reallocates a portion of his Account into an Investment Fund and then reallocates a portion of his Account out of such Investment Fund within a period of no more than 5 business days.

5.05                           Limitations Imposed by Contract

Notwithstanding anything in this Article to the contrary, any amounts invested in a fund that holds in its assets any contractual instruments, including, without limitation, a fund of guaranteed investment contracts, shall be subject to any and all terms of such contracts, including any limitations therein placed on the right of a Participant to reallocate such amounts pursuant to Section 5.04(a) or on the exercise of any rights otherwise granted to a Participant under any other provisions of this Plan with respect to such amounts.

5.06                           Responsibility for Investments

Each Participant is solely responsible for the selection of his or her investment options.  The Trustee, the Investment Managers, the Committee, the Plan Administrator, the Employer, and the officers, supervisors and other employees of the Employer are not empowered to advise a Participant as to the manner in which his Account shall be invested.  The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in the Investment Fund by any Participant.  The fact that the Mutual Fund Window Program is available to Participants under the Plan shall not be construed as a recommendation for investment under the Mutual Fund Window Program by any Participant; and the fact that any mutual fund is determined to be a Designated Mutual Fund shall not be construed as a recommendation for investment in such mutual fund by any Participant.

5.07                           Voting of IBM Shares

Shares of IBM held in the IBM Stock Fund shall be voted by the Trustee in accordance with instructions received from each Participant who has allocated any portion of his Account to such Fund.  The instructions given by a Participant shall apply to that portion of the shares of IBM held in the Fund equal to the ratio of the units of the Fund allocated to his Account under Article 6 to the total number of units in the Fund.  The Trustee shall vote the shares of IBM for which it does not receive such instructions in the same proportion as it votes the shares of IBM for which it does receive such instructions.

5.08                           ERISA Section 404(c) Compliance

This Plan is intended to constitute a plan described in Section 404(c) of ERISA.

5.09                           Elective Distribution of Dividends Payable on Stock Held in IBM Stock Fund

(a)                                  Effective January 1, 2002, a Participant whose Account includes an amount invested in the IBM Stock Fund shall be permitted to elect:

(i)                                     to receive a cash distribution of his allocable share of the dividends payable on common stock of IBM held in the IBM Stock Fund, or

(ii)                                  to direct that his allocable share of the dividends payable on common stock of IBM held in the IBM Stock Fund be reinvested in common stock of IBM.

For purposes of this Section, a Participant’s allocable share of the dividends payable on the common stock of IBM shall be that portion of each dividend payment made to such Fund that bears the same ratio to the total dividend payment that the number of units of such Fund credited to his Account bears to the total number of units of such Fund that are outstanding on the date of such dividend payment.

(b)                                 A Participant shall provide Notice of his election pursuant to subsection (a) in the manner specified in rules established by the Plan Administrator pursuant to Section 14.05, provided, however, that an election to receive a distribution of dividends payable on any dividend payment date declared by IBM shall not be effective unless Notice thereof is filed on or before the ex-dividend date with respect to such dividends, or such earlier date or time as may be specified by the Plan Administrator.  A Participant who has not provided timely Notice of his election pursuant subsection (a) with respect to the dividends payable on any dividend payment date declared by IBM shall be deemed to have directed that his allocable share of such dividends be reinvested in common stock of IBM, pursuant to subsection (a)(ii).

(c)                                  An election made by a Participant in accordance with subsection (b) shall remain in effect until changed by the Participant.  A Participant shall be permitted to change an election made in accordance with subsection (b) at any time, by providing Notice of a new election in accordance with subsection (b), which new election shall become effective as provided in subsection (b).

(d)                                 In the event that a Participant elects to receive a distribution of his allocable share of any dividends, in accordance with the provisions of subsection (a)(i), the dividends that are subject to such election in each Plan Year shall be paid to him in accordance with paragraph (i) or paragraph (ii) as applicable:

(i)                                     Dividends declared in 2002 shall be segregated and credited to the Participant in a separate sub-account of the ESOP, which sub-account shall be invested in short-term securities or money market instruments, in the discretion of the Investment Manager designated in accordance with Section 11.03. The total amount of dividends that are subject to the Participant’s distribution election for such Plan Year shall then be paid to him in cash subsequent to the latest dividend payment date declared by IBM in such Plan Year, but in no event, later than 90 days after the close of the Plan Year in which such dividends were paid to the Plan.  The interest income or other investment earnings credited to the Participant’s separate sub-account in each month shall be reallocated to the IBM Stock Fund at the end of the month.

(ii)                                  Dividends declared after 2002 that are subject to the Participant’s distribution election shall be distributed to the Participant as soon as practicable following the payment of such dividends, provided, however, that such distribution shall in any event be made no later than 90 days after the close of the Plan Year in which such dividends were paid to the Plan.

(e)                                  In the event that a Participant has directed, or is deemed to have directed, that his allocable share of any dividends be reinvested in common stock of IBM, in accordance with the provisions of subsection (a)(ii), such dividends shall be reinvested in accordance with Section 5.01(c).

Article 5A – Disability Protection Program

5A.01                 Eligibility

A Participant who is a Regular Employee of an Employer and who made Deferred Cash Contributions during a calendar year commencing on or after January 1, 2004 shall be eligible to enroll in the Disability Protection Program for the next succeeding calendar year, in accordance with the provisions of Section 5A.03.

5A.02                 Levels of Coverage under Disability Protection Program

(a)                                  An eligible Participant who enrolls in the Disability Protection Program shall specify the scope of coverage for which he is enrolling, from among the following options:

Option 1:                                               Coverage for Deferred Cash Contributions only;

Option 2:                                               Coverage for Employer Matching Contributions only; or

Option 3:                                               Coverage for both Deferred Cash Contributions and Employer Matching Contributions.

The scope of coverage specified by the Participant shall be taken into account in accordance with Section 5A.05 in the determination of the amount of premium required to be paid during the term of such coverage and in accordance with Section 5A.06 in the determination of the amount of benefits payable in the event that the Participant incurs a Total and Permanent Disability during the term of such coverage.

(b)                                 For purposes of this Article, a Participant’s Deferred Cash Contributions for any year shall be deemed to include any Catch-Up Contributions made in accordance with Section 4.02(g) for such year.

5A.03                 Enrollment Procedures

(a)                                  An eligible Participant may enroll in the Disability Protection Program for a calendar year commencing after December 31, 2004, by providing such Notice as the Plan Administrator may prescribe, including the specification of the scope of his coverage in accordance with Section 5A.02, during the period prior to the first day of such calendar year specified by the Plan Administrator as the open enrollment period.  The Notice provided by the Participant shall include his election to invest a portion of his Account, as determined in accordance with Section 5A.05, in the payment of premiums under the Disability Insurance Policy.

(b)                                 A Participant who was enrolled in the Disability Protection Program for a calendar year shall automatically continue to be enrolled in the Disability Protection Program, with the same scope of coverage, for the next succeeding calendar year, provided that he satisfies the eligibility requirements prescribed in Section 5A.01 as of the first day of such next succeeding year, unless he either elects to terminate his coverage by providing such Notice as the Plan Administrator may prescribe, or elects to enroll for a different scope of coverage, in accordance with the provisions of subsection (a).

(c)                                  A Participant’s enrollment in the Disability Protection Program shall become effective on the first day of the calendar year to which such enrollment relates, provided that the Participant satisfies the requirements of Section 5A.04 as of such date.  In the event that a Participant fails to satisfy the requirements of Section 5A.04 as of the first day of a calendar year to which his enrollment relates, his enrollment in the Disability Protection Program for such year shall be void and without effect.

5A.04                 Requirements for Commencement of Coverage under Disability Protection Program

A Participant who has enrolled in the Disability Protection Program for a calendar year, in accordance with Section 5A.03(a), or who is automatically enrolled in the Disability Protection Program for a calendar year, in accordance with Section 5A.03(b), shall commence coverage under the Program only if he satisfies the requirements of the Disability Insurance Policy as of the first day of such calendar year.

5A.05                 Investment in Premiums under Disability Insurance Policy and Assessment of Administrative Fee

(a)                                  For each month that a Participant is enrolled in the Disability Protection Program, the amount determined in accordance with subsection (b) shall be invested in premiums under the Disability Insurance Policy.  The amount so invested shall be paid by the Plan to the Disability Insurer in accordance with the terms of the Disability Insurance Policy.

(b)                                 The amount of the premium charged against a Participant’s Account for coverage under the Disability Protection Program for a calendar year shall be determined in accordance with the terms of the Disability Insurance Policy on the basis of:

(i)                                     the Participant’s age as of the first day of the calendar year,

(ii)                                  for a Participant who has elected the scope of coverage described as Option 1 or Option 3 in Section 5A.02, the amount of the Deferred Cash Contributions allocated to the Participant’s Account for the preceding calendar year, and

(iii)                               for a Participant who has elected the scope of coverage described as Option 2 or Option 3 in Section 5A.02, the amount of the Employer Matching Contributions allocated to the Participant’s Account for the preceding calendar year.

(c)                                  The premium amount for each month, as determined in accordance with subsection (b), required to be paid by the Plan to the Disability Insurer in accordance with subsection (a) shall be debited from the Participant’s Deferred Account.

(d)                                 For each month that a Participant is enrolled in the Disability Protection Program, an amount determined by the Plan Administrator or its designee shall be debited from his Deferred Account, as an administrative fee for the maintenance of such coverage, which administrative fee shall be in addition to the premium amount determined in accordance with subsection (b).

(e)                                  The amounts debited from a Participant’s Deferred Account in accordance with subsections (c) and (d) shall be apportioned among the Investment Funds on basis of the value of the Participant’s Account in each Investment Fund, as of the date such amounts are debited from his Account, without regard to any portion of his Account that might then be invested under the Mutual Fund Window Program.

(f)                                    In the event that the amounts required to be debited from the Participant’s Deferred Account in accordance with subsections (c) and (d) as of any date exceeds the value of the Participant’s Deferred Account invested in the Investment Funds as of such date, then any excess shall be debited from the Participant’s Employer Account and shall be apportioned among the Investment Funds in accordance with subsection (e).  In the event that amounts required to be debited from the Participant’s Deferred Account in accordance with subsections (c) and (d) as of any date exceeds the sum of the value of the Participant’s Deferred Account invested in the Investment Funds and the value of the Participant’s Employer Account invested in the Investment Funds as of such date , then no premium shall be paid and the Participant’s coverage under the Disability Protection Program shall terminate in accordance with Section 5A.07(b).

5A.06                 Benefits Payable under Disability Protection Program

(a)                                  In the event that a Participant who is covered under the Disability Protection Program becomes Totally and Permanently Disabled and remains totally and permanently disabled at the conclusion of any elimination period provided for under the Disability Insurance Policy, then monthly benefits shall commence to be paid in accordance with the terms of the Disability Insurance Policy and shall continue to be paid until the earliest of:

(i)                                     the date as of which the Participant is determined to have recovered from his Total and Permanent Disability,

(ii)                                  the later of

(A)                              the Participant’s attainment of age 65 or

(B)                                the fifth anniversary of the commencement of benefit payments;

(iii)                               the date as of which a Participant elects

(A)                              a withdrawal from his Deferred Cash Account, in accordance with Section 8.01 or 8.02, or

(B)                                a distribution in accordance with Section 10.02 or 10.04,

the amount of which withdrawal or distribution exceeds the excess of the balance of his Deferred Cash Account, as of the date of such withdrawal or distribution over the amount previously allocated to his Deferred Cash Account in accordance with subsection (c); or

(iv)                              the Participant’s death.

(b)                                 The amount of each monthly benefit shall be determined on the basis of the scope of coverage elected by the Participant in accordance with Section 5A.02(a) and shall be determined in accordance with the terms of the Disability Insurance Policy and the Certificate of Disability Insurance.

(c)                                  All monthly benefits payable in accordance with subsection (a) on account of a Participant’s Total and Permanent Disability shall be treated as investment earnings on and shall be allocated to the Participant’s Deferred Account.

(d)                                 All monthly benefits payable in accordance with subsection (a) shall be invested in accordance with the Participant’s election under Section 5.02(a) as in effect on the date such benefits are paid.

5A.07                 Termination of Coverage under Disability Protection Program

A Participant’s coverage under the Disability Protection Program shall terminate on the earliest of the following events:

(a)                                  the last day of the month in which the Participant terminates employment with an Employer;

(b)                                 the last day of the month preceding the first month for which no premium is paid pursuant to the provisions of Section 5A.05(f);

(c)                                  the last day of a calendar year preceding a calendar year for which the Participant has not enrolled in the Disability Protection Program in accordance with Section 5A.03(a) and is not automatically enrolled in the Disability Protection Program in accordance with Section 5A.03(b);

(d)                                 the effective date of the cancellation of the Disability Insurance Policy by the Plan or by the Disability Insurer;

(e)                                  the effective date of an amendment to the Plan that eliminates the Disability Protection Program;

(f)                                    the effective date of the merger of the Plan with another plan, unless the Plan is deemed the surviving plan of such merger;

(g)                                 the effective date of the termination of the Plan.

5A.08                 Claims Procedure and Incorporation of Disability Insurance Policy

(a)                                  Claims for benefits under the Disability Protection Program shall be made in accordance with the provisions of the Disability Insurance Policy and the Certificate of Disability Insurance.  Claims for benefits shall be adjudicated by the Disability Insurer and the denial of any such claim shall be subject to appeal.  The adjudication of a claim and the appeal of the denial of a claim shall comply with the requirements of ERISA and regulations thereunder, in accordance with the provisions of the Disability Insurance Policy and Certificate of Disability Insurance.

(b)                                 The terms of the Disability Protection Program shall be subject to the provisions of the Disability Insurance Policy and the Certificate of Disability Insurance, which are incorporated by reference.

ARTICLE 6.  VALUATION OF UNITS AND CREDITS TO ACCOUNTS

6.01                           Units of Participation

A Participant’s interest in each Investment Fund shall be represented by units of participation.  Prior to the first Valuation Date for any Investment Fund in accordance with Section 6.02, each unit in such Investment Fund shall be valued at $1.00 for each dollar allocated to that Fund prior to such first Valuation Date, unless a different initial value is established by the Plan Administrator.

6.02                           Valuation of Units

(a)                                  The value of a unit in each Fund shall be determined on each Valuation Date by dividing the current market value of the assets in that Fund on that date by the total number of units in that Fund.  For this purpose, the current market value shall reflect any brokerage fees and transfer taxes applicable to purchases and sales for that Fund made since the previous Valuation Date and any other expenses either paid from or accrued to such Fund since the previous Valuation Date and shall exclude, on each Valuation Date after the first, the contributions that are to be credited to Accounts in such Fund as of such Valuation Date.  The valuation of units in each Fund shall be performed by the party so directed by the Plan Administrator and shall be conclusive.

(b)                                 In the event that the value of the units in one or more Funds cannot be determined on any Valuation Date, for reasons beyond the control of the Trustee or Plan Administrator, then the Plan Administrator may direct that such valuation be deferred until the next regularly scheduled Valuation Date.

6.03                           Crediting the Accounts

(a)                                  The Deferred Account of a Participant in each Investment Fund shall be credited on each Valuation Date with the number of units determined by dividing the Deferred Cash Contributions, if any, made by the Employer to the Deferred Account in that Fund on behalf of the Participant since the previous Valuation Date by the unit value for that Fund as determined on that Valuation Date.

(b)                                 The Employer Account of a Participant in each Investment Fund shall be credited on each Valuation Date with the number of units determined by dividing the Employer’s contributions, if any, made on the Participant’s behalf to the Employer Account in that Fund since the previous Valuation Date by the unit value for that Fund as determined on that Valuation Date.

(c)                                  The Rollover Account of a Participant in each Investment Fund shall be credited on each Valuation Date with the number of units determined by dividing the Rollover Contributions, if any, made by the Participant to his Rollover Account that Fund since the previous Valuation Date by the unit value for that Fund as determined on that Valuation Date.

(d)                                 The Catch-Up Account of a Participant in each Investment Fund shall be credited on each Valuation Date with the number of units determined by dividing the Catch-Up Contributions, if any, made by the Participant to his Catch-Up Account in that Fund since the previous Valuation Date by the unit value for that Fund as determined on that Valuation Date.

(e)                                  The After-Tax Account of a Participant in each Investment Fund shall be credited on each Valuation Date with the number of units determined by dividing the After-Tax Contributions, if any, made by the Participant to his After-Tax Account in that Fund since the previous Valuation Date by the unit value for that Fund as determined on that Valuation Date.

6.04                           Statements of Participant Accounts

At least once per calendar year, or more frequently, in the discretion of the Plan Administrator, each Participant shall be furnished with a statement setting forth the value of his Accounts.

ARTICLE 7.  VESTED STATUS OF ACCOUNTS

7.01                           Nonforfeitability of Deferred Account, Employer Account, and Rollover Account

A Participant shall at all times be 100% vested in, and have a nonforfeitable right to, his entire Account, including his Deferred Account, his After-Tax Account, his Employer Account, and his Rollover Account.

ARTICLE 8.  IN-SERVICE WITHDRAWALS

8.01                           Withdrawal After Age 59½

(a)                                  A Participant who is in the employ of an Employer or Affiliate and who shall have attained age 59½ may, subject to the provisions of subsections (b) and (c) and the provisions of Section 8.03, elect to withdraw all or any portion of his Account.

(b)                                 A Participant may not make more than 4 withdrawals pursuant to subsection (a) in any Plan Year.

(c)                                  The minimum withdrawal under subsection (a) shall be the lesser of (i) $500 or (ii) the total value of the Participant’s Account.

8.01A                 Withdrawal from After-Tax Account

(a)                                  Effective as of July 1, 2004, a Participant who is in the employ of an Employer may, subject to the provisions of subsections (b) and (c), elect to withdraw all or any portion of his After-Tax Account.

(b)                                 A Participant may not make more than 4 withdrawals pursuant to subsection (a) in any Plan Year.

(c)                                  The minimum withdrawal under subsection (a) shall be the lesser of (i) $500 or (ii) the total value of the Participant’s After-Tax Account.

8.02                           Hardship Withdrawal

(a)                                  A Participant may, subject to the provisions Section 8.03, elect to withdraw (i) all or part of the excess of his Deferred Cash Contributions over any amount previously distributed to him on account of Hardship, but not any amount greater than the balance of his

Deferred Account, and (ii) all or part of his Rollover Account, provided that he furnishes proof of Hardship satisfactory to the Plan Administrator in accordance with the provisions of subsections (b) and (c).

(b)                                 As a condition for Hardship there must exist with respect to the Participant an immediate and heavy financial need to draw upon his Account.  The Plan Administrator shall presume the existence of such immediate and heavy financial need, if the requested withdrawal is on account of any of the following:

(i)                                     expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, his spouse or any of his dependents, as defined in Section 152 of the Code, or necessary for those persons to obtain such medical care;

(ii)                                  costs directly related to the purchase of a principal residence of the Participant, excluding mortgage payments;

(iii)                               payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education of the Participant, his spouse, children or dependents, as defined in Section 152 of the Code;

(iv)                              payment of amounts necessary to prevent eviction of the Participant from his principal residence or to avoid foreclosure on the mortgage of his principal residence; or

(v)                                 the inability of the Participant to meet any other expenses, debts or other obligations that may be recognized by the Internal Revenue Service, pursuant to Section 1.401(k)-1(d)(2)(iv)(C) of the Regulations, as giving rise to immediate and heavy financial need for purposes of Section 401(k) of the Code.

(c)                                  As a condition for a Hardship withdrawal, the Participant must demonstrate and the Plan Administrator must determine that the requested withdrawal is necessary to satisfy the financial need described in subsection (b).  The Participant shall request, on such form as the Plan Administrator shall prescribe, that the Plan Administrator make its determination of the necessity for the withdrawal solely on the basis of his application.  The Plan Administrator shall make a determination that the withdrawal is necessary, if and only if all of the following requirements are met::

(i)                                     The amount of the withdrawal does not exceed the amount described in subsection (d).

(ii)                                  The Participant has obtained all distributions, other than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of the Employer and Affiliates.

(iii)                               The Participant is prohibited from making Deferred Cash Contributions to the Plan and from making elective deferrals, within the meaning of Section 402(g)(3) of the Code, or otherwise making employee contributions to or under all other plans of the Employer and Affiliates, under the terms of such plans or by means of an otherwise legally enforceable agreement for the required suspension period.  For Hardship withdrawals made prior to January 1, 2002, the required suspension period shall be a period of 12 months from the date of the distribution; for Hardship withdrawals made subsequent to December 31, 2001, the required suspension period shall be a period of 6 months from the date of the distribution.  For purposes this paragraph, the phrase “all other plans of the Employer and Affiliates” shall include stock option plans, stock purchase plans, including any “employee stock purchase plan” described in Section 423(b) of the

Code, qualified and non-qualified deferred compensation plans, and such other plans as may be designated under Regulations issued under Section 401(k) of the Code, but shall not include health and welfare benefit plans or any mandatory employee contribution portion of a defined benefit plan.

(iv)                              For Hardship withdrawals made prior to January 1, 2001, the limitation described in Section 4.01(c) under all plans of the Employer and Affiliates for the calendar year following the year in which the withdrawal is made must be reduced by the Participant’s elective deferrals, within the meaning of Section 402(g)(3) of the Code, made in the calendar year of the distribution for hardship.

(d)                                 The amount of a withdrawal on account of Hardship may not be in excess of the amount of the financial need of the Participant, including any amounts necessary to pay any federal, state or local taxes and any amounts necessary to pay any tax penalties reasonably anticipated to result from the Hardship distribution.

(e)                                  A Participant may not receive more than one withdrawal on account of Hardship in any period of 6 calendar months.

(f)                                    In evaluating the relevant facts and circumstances, the Plan Administrator shall act in a nondiscriminatory fashion and shall treat uniformly those Participants who are similarly situated.  The Participant shall furnish to the Plan Administrator such supporting documents as the Plan Administrator may request in accordance with uniform and nondiscriminatory rules prescribed by the Plan Administrator.

8.03                           Procedures and Restrictions

(a)                                  To make a withdrawal pursuant to Section 8.01, 8.01A or 8.02, a Participant shall give such advance Notice as the Plan Administrator shall prescribe.  In no event shall the amount of the withdrawal exceed the portion of the Participant’s Account that is invested in one or more of the Investment Funds.

(b)                                 Each withdrawal shall be debited from the Participant’s Account as of the Valuation Date coincident with the payment of the amount so withdrawn to the Participant, or such other Valuation Date as may be determined in accordance with the procedures established by the Plan Administrator, provided, however, that no such payment shall be made as of a Valuation Date with respect to which the Plan Administrator has made a direction pursuant to Section 6.02(b).

(c)                                  The amount of any withdrawal shall be allocated among the Investment Funds in proportion to the value of the Participant’s Account in each Investment Fund as of the date determined in accordance with subsection (b).

(d)                                 All payments to Participants under this Article shall be made in cash as soon as practicable, after the Participant’s delivery of the Notice required under subsection (a), but shall nonetheless be subject to the provisions of Section 10.15 and a withdrawal pursuant to Section 8.01 shall be subject to the provisions of Section 10.12(c).

8.04                           Distributions at Age 70½

(a)                                  Notwithstanding any provision of the Plan to the contrary, if a Participant is a Five Percent Owner, distribution of the Participant’s Account shall begin, in accordance with procedures established by the Plan Administrator, no later than the April 1 following the calendar year in which he attains age 70½.  No minimum distributions pursuant to Section 401(a)(9) of the Code will be made on or after January 1, 1997 to a Participant who remains in the employ of an Employer or Affiliate, if he is not a Five Percent Owner.

Such a Participant may elect to receive withdrawals from his Account in accordance with Section 8.01, to the extent that he is eligible therefor.

(b)                                 In the event that a distribution is required to be made to a Five Percent Owner pursuant to subsection (a), the schedule for and amount of such distribution shall be determined in accordance with Section 10.06(b).

ARTICLE 9.  LOANS TO PARTICIPANTS

9.01                           Loan Amounts Available and Interest Rate

(a)                                  A Participant who is a Regular Employee or, effective as of January 1, 2004, a Long-Term Supplemental Employee, of the Employer or an Affiliate may borrow, on application to the Plan Administrator and on approval by the Plan Administrator under such uniform rules as it shall adopt, an amount which, when added to the outstanding balance of any other loans to the Participant from this Plan or any other qualified plan of any Employer or Affiliate, does not exceed the least of:

(i)                                     50% of the present value of the Participant’s nonforfeitable accrued benefit under such plans, or

(ii)                                  $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Participant from such plans during the one year period ending on the day before the day the loan is made, over (B) the outstanding balance of loans to the Participant from such plans on the date on which the loan is made, or

(iii)                               the portion of his Account that is invested in the Investment Funds;

provided, however, that in no event shall a Participant be permitted to borrow an amount, which when added to the outstanding balance of any other loan to the Participant from this Plan, will exceed 50% of his Account.

(b)                                 The Plan Administrator may establish a minimum loan amount, which amount may be changed from time to time.

(c)                                  The interest rate to be charged on loans shall be determined by the Plan Administrator from time to time and shall be commensurate with interest rates charged by persons in the business of lending money in similar circumstances.  The interest rate so determined for purposes of the Plan shall be fixed for the duration of each loan.

(d)                                 The amount of the loan shall be deducted from the Investment Funds in which the Participant’s Accounts are invested, as of the Valuation Date coincident with the payment of the proceeds of the loan to the Participant, or such other Valuation Date as may be determined in accordance with the procedure established by the Plan Administrator, provided, however, that no such payment shall be made as of a Valuation Date with respect to which the Plan Administrator has made a direction pursuant to Section 6.02(b).  Such deduction shall be either in specific amounts from one or more of such Funds or on a proportional basis from all such Funds, as elected by the Participant under rules established by the Plan Administrator, and shall be recorded as a special “Loan Fund” for the Participant under the Plan.  If, pursuant to the Participant’s election, all or any portion of the amount of a loan shall be deducted from the portion of his Account that is allocated to the IBM Stock Fund, then such election shall be deemed to be an election to transfer such amount from the ESOP.  The Loan Fund shall comprise only the amount recorded thereunder and shall be deemed to be invested solely in the loan made to the Participant.  The amount of the Loan Fund shall be pledged as security for the loan.  Payments of principal on the loan will reduce the amount recorded in the Participant’s Loan Fund.  Those payments, together with the attendant interest payment, will be reinvested in the Investment Funds in accordance with the Participant’s investment election as then in effect in accordance with Section 5.02.

9.02                           Terms

(a)                                  In addition to such rules and regulations as the Plan Administrator may adopt, all loans from the Plan shall comply with the following terms and conditions:

(i)                                     An application for a loan by a Participant shall be by Notice to the Plan Administrator, whose action in approving or disapproving the application shall be final.

(ii)                                  Each loan shall be evidenced by a promissory note payable to the Plan or by written instruments that collectively have equivalent effect.

(iii)                               The Plan Administrator may assess an administrative fee for the issuance of a loan, the amount of which fee may be changed from time to time.  Any such fee shall be deducted from the proceeds of the loan.

(iv)                              The period of repayment for any loan shall be arrived at by mutual agreement between the Plan Administrator and the Participant, but shall not exceed 5 years.  In the event a Participant enters the uniformed services of the United States and retains reemployment rights under law, repayments shall be suspended during the period of such service and the period of repayment shall be extended by the number of months of the period of service in the uniformed services.

(v)                                 Payments of principal and interest shall be made by payroll deductions, or in a manner agreed to by the Participant and the Plan Administrator, in substantially level amounts, but in no event less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period.

(vi)                              A loan may be prepaid in full without penalty as of any date after the Participant has made payments for a period of at least 3 months.

(vii)                           A Participant may not have more than 2 loans outstanding at any given time.

(b)                                 The Plan Administrator shall establish procedures for the determination of whether a loan has become delinquent or whether there has been a default on a loan, provided, however, that such procedures shall provide that a default has occurred no later than the last day of a calendar quarter following a calendar quarter during which a Participant has failed to make any required repayments, unless all payments required under the terms of the loan to have been made on or before such date have been made.

(c)                                  In the event that a Participant’s loan is determined to be in default pursuant to subsection (b), then:

(i)                                     the Participant shall be prohibited from making Deferred Cash Contributions for a period of 12 months from the date of such default, if such default occurs prior to January 1, 2002 or for a period of 6 months from the date of such default, if such default occurs subsequent to December 31, 2001, provided, however, that, in any event, such prohibition shall cease to apply if the Participant repays the defaulted loan; and

(ii)                                  the Participant shall be prohibited from initiating a new loan until the later of (A) the first anniversary of the date of default or (B) the date that the Participant fully repays the defaulted loan, including accrued interest.

A Participant may repay a defaulted loan at any time prior to the Plan’s execution upon its security interest in accordance with subsection (d).

(d)                                 If a loan is not repaid in accordance with the terms specified in the instrument thereof and a default occurs, the Plan may execute upon its security interest in the Participant’s Accounts under the Plan to satisfy the debt, provided, however, that the Plan shall not levy against any portion of the Loan Fund attributable to amounts held in the

Participant’s Deferred Account or Employer Account until such time as a distribution of the Deferred Account or Employer Account could otherwise be made under the Plan.

(e)                                  The Plan Administrator shall promulgate such additional rules or restrictions as may be necessary to implement and administer the loan program.  Such additional rules are hereby incorporated into the Plan by reference, and the Plan Administrator is hereby authorized to make such revisions to these rules as it deems necessary or appropriate.

(f)                                    To the extent required by law and under such rules as the Plan Administrator shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee (i) who maintains an Account under the Plan and (ii) who is with respect to the Plan, a party-in-interest within the meaning of Section 3(14) of ERISA.

ARTICLE 10.  DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF
EMPLOYMENT, DISABILITY, OR DEATH

10.01                     Applicability

(a)                                  Upon a Participant’s termination of employment, or incurrence of disability, he shall be eligible to receive a distribution of his Account in accordance with the provisions of this Article.

(b)                                 Upon a Participant’s death, his Account shall be distributed to his Beneficiary in accordance with the provisions of this Article.

10.02                     Forms of Distribution

(a)                                  A Participant who has terminated employment may elect to receive a distribution of his Account in a single lump sum payment.  The provisions of this subsection shall be subject to the provisions of Sections 10.07, 10.12, and 10.15.

(b)                                 In addition to the election provided in accordance with subsection (a), a Participant who has terminated employment and who (A) is eligible either to commence receipt of a pension benefit from the IBM Personal Pension Plan, in accordance with the terms thereof as in effect on June 30, 1999, or for disability benefits under the IBM Medical Disability Income Plan or the IBM Long Term Disability Plan, or (B) has attained age 55 may elect to receive a distribution of his Account in either of the following forms:

(i)                                     payment in annual installments over a period not less than 2 nor more than 10 years; or

(ii)                                  payment in annual installments over his life expectancy, determined in accordance with Section 10.13 and with applicable regulations, and recalculated annually.

The provisions of this subsection shall be subject to the provisions of Sections 10.07, 10.12, and 10.15.

(c)                                  In the event that a Participant elects to receive a distribution of his Account in the form of installment payments, in accordance with subsection (b), the amount of each payment shall be determined by dividing the balance of the Participant’s Account on the Valuation Date as of which such payment is to be determined, in accordance with Section 10.12(a), by the number of years remaining in the installment payment period, taking into account the year for which such amount is being determined.

(d)                                 A Participant who is eligible to make an election to receive a distribution of his Account in accordance with subsections (a) or (b), but who has not made such an election, shall be permitted to elect withdrawals from his Account, in accordance with Section 10.04.

10.03                     Mandatory Distribution of Small Accounts

For Plan Years beginning prior to January 1, 2000, and notwithstanding any provision hereof to the contrary, if the balance of the Account of a Participant described in Section 10.02(b) has not exceeded $3,500, then the balance of his Account shall be distributed to him in a lump sum as soon as practicable after his termination of employment and the provisions of Sections 10.02(b) and 10.02(d) shall not be applicable, provided, however, that, effective with respect to terminations of employment occurring after December 31, 1997, $5,000 shall be substituted for $3,500.  For Plan Years beginning after December 31, 1999, if the balance of the Account of a Participant does not exceed $5,000, then the balance of his Account shall be distributed to him in a lump sum as soon as practicable after his termination of employment and the provisions of Sections 10.02(b) and 10.02(d) shall not be applicable, provided, however, that effective with respect to distributions made on or after March 28, 2005, $1,000 shall be substituted for $5,000.

10.04                     Withdrawals From Account After Termination of Employment

(a)                                  A Participant who is eligible to elect to receive a distribution of his Account in accordance with Section 10.02(a) or (b) and who has not made such an election may elect to take withdrawals from his Account at any time, provided, however, that:

(i)                                     no Participant may take more than 4 withdrawals from his Account in any Plan Year; and

(ii)                                  the minimum amount of a withdrawal shall be the lesser of $500 or the balance of the Participant’s Account.

In no event shall the amount of the withdrawal elected by the Participant exceed the portion of his Account that is invested in the Investment Funds.  The provisions of this subsection shall be subject to the provisions of Sections 10.07, 10.12, and 10.15.

(b)                                 A Participant who has made an election to receive a distribution of his Account in the form of installment payments, in accordance with Section 10.02(b) may elect to take additional withdrawals from his Account at any time.  Such additional withdrawals shall be subject to the provisions of subsection (a).

10.05                     Commencement of Payments

(a)                                  Unless a Participant elects otherwise in accordance with the provisions of this Article, distribution of a Participant’s Account shall be made or shall commence as soon as administratively practicable following the later of (i) the Participant’s termination of employment or (ii) the 65th anniversary of the Participant’s date of birth, but in no event more than 60 days after the close of the Plan Year in which the later of (i) or (ii) occurs, provided, however, that distribution of a Participant’s Account shall not be made prior to his provision of Notice of his election to receive such distribution, except for distributions in accordance with Section 10.03 or 10.06.

(b)                                 In the case of the death of a Participant before distribution of his Account has been made or commenced, his Account shall be distributed to his Beneficiary in accordance with Section 10.08 as soon as administratively practicable following the Participant’s date of death.

10.06                     Required Distributions at Age 70½

(a)                                  Notwithstanding any provision hereof to the contrary, a Participant who has terminated employment and has attained age 70½ but has not received, or commenced to receive, a distribution of his Account in accordance with Section 10.02(a)(ii), shall commence to receive a distribution of his Account in annual installments, in accordance with the provisions of subsection (b).

(b)                                 The Account of a Participant described in subsection (a) who attains age 70½ prior to January 1, 2001 shall be distributed in 10 annual installment payments, except as provided in subsection (d).  The Account of a Participant who attains age 70½ subsequent to December 31, 2000 shall be distributed in annual installments over the

Participant’s life expectancy, determined in accordance with Section 10.13 and applicable regulations, and recalculated annually.  At the discretion of the Plan Administrator, the first such installment payment shall be made in the year in which the Participant attains age 70½, or in the first quarter of the following year, and shall be attributable to the year in which the Participant attained age 70½, provided, however, that in no event shall payments commence later than April 1 of the calendar year following the year in which the Participant attained age 70½.  The installment payments attributable to each subsequent year shall be made in such subsequent year.  The amount of each installment shall be determined in the manner specified in Section 10.02(c).

(c)                                  A Participant who has commenced to receive a distribution of his Account pursuant to subsection (a) may nonetheless make an election described in Section 10.04(b).

(d)                                 Effective January 1, 2002, a Participant who has commenced receipt of installment payments in accordance with the first sentence of subsection (b) shall be afforded the opportunity to elect to receive installment payments in accordance with the second sentence of subsection (b).  Such election shall be made by providing Notice to the Plan Administrator at the time and in the manner specified in rules established by the Plan Administrator in accordance with Section 14.05 and shall become effective as of the date specified by the Plan Administrator.

10.07                     Effect of Reemployment

(a)                                  A Participant who terminates from the employ of an Employer, but remains in employment with any other Employer or any Affiliate of any Employer, shall not be deemed to have terminated employment for purposes of Section 10.01.

(b)                                 A Participant who has terminated employment and is thereafter reemployed by any Employer or any Affiliate of any Employer shall thereupon cease to be eligible to elect to receive a distribution in accordance with Section 10.02 or to take a withdrawal from his Account in accordance with Section 10.04.

(c)                                  In the event that a Participant who has terminated employment and elected to receive a distribution of his Account in the form of installments, in accordance with Section 10.02(a)(ii), is thereafter reemployed by any Employer or any Affiliate of any Employer, payment of such installments shall thereupon cease.

(d)                                 The provisions of this Section shall have no effect on the right of a Participant to elect to receive a withdrawal in accordance with Section 8.01, provided that he is eligible therefor.

(e)                                  The provisions of this Section shall not be applicable to a Participant during any period in which he is a Supplemental Employee, but, effective as of January 1, 2004, not a Long-Term Supplemental Employee, of an Employer or any Affiliate of any Employer.

10.08                     Distribution of Account Upon Death

In the event of the death of a Participant who has not received a complete distribution of his Account, the entire balance of his Account shall be paid in a lump sum to the Participant’s Beneficiary.

10.09                     Designation of Beneficiary

(a)                                  A Participant shall designate his Beneficiary by filing such Notice as may be required by the Plan Administrator, but subject to the provisions of subsection (b).  The Participant’s designation shall become effective upon receipt by the Plan Administrator prior to the death of the Participant.

(b)                                 If a Participant is married, a designation of a person other than his spouse as his Beneficiary shall be effective if and only if his spouse has consented to such designation.  The consent of the Participant’s spouse shall be in writing, on a form provided by the Plan Administrator, shall be witnessed by a representative of the Plan or by a Notary Public, and shall acknowledge the effect on the spouse of the Participant’s designation.  A spousal consent form witnessed by a person acting with apparent authority as a Notary Public shall be conclusively deemed to have been witnessed by a Notary Public for all purposes under the Plan.  The requirement of spousal consent may be waived by the Plan Administrator, if it is established to the satisfaction of the Plan Administrator that there is no spouse or that the spouse cannot be located, or under such other circumstances as may permit such waiver under applicable law.

(c)                                  A Participant may revoke his designation of a Beneficiary and make a new designation at any time.  However, if the Participant is married, any such new designation shall be subject to the provisions of subsection (b).

(d)                                 In the event that a Participant dies without having an effective designation of his Beneficiary then in effect, or if the Participant’s Beneficiary does not survive him, then the person deemed to be the Participant’s Beneficiary shall be determined in the following order:

(i)                                     the Participant’s spouse;

(ii)                                  if the Participant is not survived by a spouse, the Participant’s surviving children, in equal shares;

(iii)                               if the Participant is not survived by a spouse or a child, then the Participant’s surviving parents, in equal shares;

(iv)                              if the Participant is not survived by a spouse, a child, or a parent, then the Participant’s estate.

(e)                                  The Plan Administrator shall provide to each Participant a written explanation of (i) the terms, conditions, and effect of a Beneficiary designation under the plan; (ii) the Participant’s right to change such designation, and the effect thereof; (iii) the rights of the Participant’s spouse; and (iv) the Participant’s right to revoke such a designation, and the effect thereof.

10.10                     Proof of Death and Right of Beneficiary or Other Person

(a)                                  The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Account of a deceased Participant as the Plan Administrator may deem proper and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.

(b)                                 Notwithstanding the provisions of Section 10.11, the Plan Administrator may direct that the balance of a deceased Participant’s Account shall be invested in the Investment Fund that is designated by the Committee for purposes of Section 5.02(b), during the period required to make a determination in accordance with subsection (a).

10.11                     Status of Accounts Pending Distribution

Until completely distributed, the Account of a Participant who is entitled to a distribution shall continue to be invested as part of the funds of the Plan, and the Participant shall retain the right to reallocate his Account among Investment Funds and under the Mutual Fund Window Program, in accordance with Section 5.04 during any period in which a balance remains in his Account.  However, loans to Participants who are eligible to receive a distribution in accordance with Section 10.02 shall not be permitted, except to the extent required by Section 9.02(d).

10.12                     Procedures and Form of Payment

(a)                                  All amounts distributed or withdrawn in accordance with this Article shall be debited from the Participant’s or Beneficiary’s Account as of the Valuation Date coincident with the payment of the amount so distributed or withdrawn, or such other date as may be determined in accordance with the procedures established by the Plan Administrator, provided, however, that no such payment shall be made as of a Valuation Date with respect to which the Plan Administrator has made a direction pursuant to Section 6.02(b).

(b)                                 In the event that the payment of a distribution or a withdrawal to a Participant does not reduce his Account to zero, then the amount so distributed or withdrawn shall be allocated among the Investment Funds in proportion to the value of the Participant’s Account in each Investment Fund as of the date determined in accordance with subsection (a).

(c)                                  All distributions and withdrawals under the Plan shall be paid to the Participant or Beneficiary in cash, except that if any portion of a Participant’s Account is allocated to the IBM Stock Fund, the Participant or Beneficiary may elect to receive shares of IBM stock having a fair market value as of the date of such distribution or withdrawal equal to the value of the units of the IBM Stock Fund allocated to such Participant’s Account, provided, however, that the value of any fractional share shall be distributed in cash.

10.13                     Distribution Limitation

Notwithstanding any other provision of this Article 10, all distributions from this Plan shall conform to the Regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code.  Such Regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.  With respect to distributions under the Plan made for calendar year 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Regulations under Section 401(a)(9) of the Code that were proposed on January 17, 2001, notwithstanding any provisions of the Plan to the contrary.  With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the Final and Temporary Regulations under Section 401(a)(9) of the Code that were issued on April 17, 2002, by Treasury Decision 8987, notwithstanding any provisions of the Plan to the contrary.

10.14                     Direct Rollover of Certain Distributions

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.  For purposes of this Section:

(a)                                  The term “eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

(i)                                     any distribution that is one of a series of substantially equal periodic payments, not less frequently than annually, made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more,

(ii)                                  any distribution to the extent such distribution is required under Section 401(a)(9) of the Code,

(iii)                               any distribution made subsequent to December 31, 1998 on account of the Hardship of the Participant, and

(iv)                              the portion of any distribution that is not includible in the gross income of the distributee, determined without regard to the exclusion for net unrealized appreciation with respect to employer securities;

(b)                                 The term “eligible retirement plan” means:

(i)                                     an individual retirement account described in Section 408(a) of the Code,

(ii)                                  an individual retirement annuity described in Section 408(b) of the Code,

(iii)                               an annuity plan described in Section 403(a) of the Code,

(iv)                              a qualified trust described in Section 401(a) of the Code, that is a defined contribution plan and that accepts the distributee’s eligible rollover distribution,

(v)                                 with respect to eligible rollover distributions made after December 31, 2001, an annuity contract described in Section 403(b) of the Code, or

(vi)                              with respect to eligible rollover distributions made after December 31, 2001, an eligible deferred compensation plan described in Section 457(b) of the Code, which is maintained by an eligible employer as described in Section 457(e)(1)(A) of the Code, provided, however, in the case of an eligible rollover distribution to a distributee who is the surviving spouse of a Participant surviving spouse, prior to January 1, 2001, an eligible retirement plan is only an individual retirement account or individual retirement annuity;

(c)                                  The term “distributee” means an employee or former employee.  In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse; and

(d)                                 The term “direct rollover” means a payment by the Plan to the eligible retirement plan specified by the distributee.

10.15                     Waiver of Notice Period

(a)                                  Except as provided in subsection (b) or subsection (c), an election by the Participant to receive a distribution shall not be valid unless the written election is made (i) after the Participant has received the notice required under Section 1.411(a)-11(c) of the Regulations and (ii) within a reasonable time before the effective date of the commencement of the distribution, as prescribed by said Regulations.

(b)                                 Notwithstanding the requirements of subsection (a), a distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Regulations is given, provided that: (i) the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution and, if applicable, a particular distribution option, and  (ii)                                the Participant, after receiving the notice under Sections 411 and 417 of the Code, affirmatively elects a distribution.

(c)                                  For Plan Years beginning prior to January 1, 2000, if the balance of the Account of a Participant described in Section 10.02(b) has not exceeded $3,500, then subsection (a) shall not apply and Section 10.03 shall apply, provided, however, that, effective with respect to terminations of employment occurring after December 31, 1997, $5,000 shall be substituted for $3,500.  For Plan Years beginning after December 31, 1999, if the balance of the Account of a Participant does not exceed $5,000, then subsection (a) shall not apply and Section 10.03 shall apply.

10.16                     Distribution of Accounts Upon a Sale of Assets or a Sale of a Subsidiary prior to December 31, 2001

(a)                                  Upon the disposition by an Employer of at least 85% of the assets, within the meaning of Section 409(d)(2) of the Code, used by the Employer in a trade or business, or upon the disposition by an Employer of its interest in a subsidiary, within the meaning of Section 409(d)(3) of the Code, prior to December 31, 2001, those Participants who continue in employment with the employer acquiring such assets or with the sold subsidiary shall be deemed to have terminated employment for purposes of Sections 10.01 and 10.03, provided that (i) the Employer continues to maintain the Plan after the disposition and (ii) the buyer is not an Employer or an Affiliate of any Employer, does not adopt the Plan or otherwise become a participating employer in the Plan, and does not accept any transfer of assets or liabilities from the Plan to a plan it maintains in a transaction subject to Section 414(l)(1) of the Code.

(b)                                 A Participant who is deemed to have terminated employment pursuant to subsection (a) shall be permitted to receive a distribution pursuant to Section 10.02 only in a form that constitutes a lump sum distribution within the meaning of Section 401(k)(10)(B)(ii) of the Code.  At the end of the second calendar year following the calendar year in which the sale or disposition described in subsection (a) occurred, such Participant’s entitlement to receive a distribution in accordance with Section 10.02 shall be suspended until he terminates employment with the buyer.

ARTICLE 11.  ADMINISTRATION OF PLAN

11.01                     Named Fiduciaries

(a)                                  The following persons and groups of persons shall severally have the authority to control and manage the administration of the Plan and shall each be a named fiduciary with respect to the Plan, within the meaning of Section 402(a) and 403(a)(1) of ERISA:

(i)                                     the Board of Directors;

(ii)                                  the Committee;

(iii)                               the highest ranking IBM officer responsible for Finance and the highest ranking IBM officer responsible for Human Resources; and

(iv)                              the Plan Administrator and, if the Plan Administrator is constituted as a committee, pursuant to Section 11.04(a), each member of such committee.

(v)                                 any IBM Staff Investment Manager.

(b)                                 Each named fiduciary shall be responsible for discharging only those duties assigned to it by the Plan or by the Trust Agreement.

(c)                                  The named fiduciaries with respect to the Plan may, in their discretion, (i) designate persons other than named fiduciaries to carry out fiduciary responsibilities under the Plan, other than trustee responsibilities, within the meaning of Section 405(c)(3) of ERISA; (ii) allocate fiduciary responsibilities, other than such trustee responsibilities, among named fiduciaries; and (iii) employ one or more persons to render advice or to provide services with respect to the Plan, provided, however, that fiduciary responsibilities may be delegated only pursuant to a written instrument adopted by the named fiduciary making the delegation and accepted in writing by the person assuming such fiduciary responsibilities.

11.02                     Exclusive Authority of the Board of Directors

The Board of Directors, or a committee thereof that the Board may designate from time to time, expressly reserves the following exclusive authority:

(i)                                     the power to designate those persons who shall serve as members of the Committee;

(ii)                                  the power to terminate the Plan pursuant to Section 13.04;

(iii)                               the power to amend the Plan in any manner, except that such power shall not be exclusive, to the extent that it has been delegated to the Committee or the Plan Administrator, in accordance with Section 13.02(b), (c);

(iv)                              the right to approve any amendment or new award or other compensation action to be included in Compensation only for IBM corporate officers, or any other action that disproportionately benefits IBM corporate officers;

(v)                                 the right to approve any Plan amendment, or any series of amendments adopted within any 12 month period, that affects projected cash flow by more than $100,000,000 in a single year;

(vi)                              the power to take any actions materially inconsistent in any material respect with prior actions of the Board or any committee thereof; and

(vii)                           the power to revise the procedures to amend the Plan.

11.03                     Responsibilities of Committee

(a)                                  The Committee shall be responsible for:

(i)                                     the appointment, retention, and removal of:

(A)                              the Trustee which holds the assets of the Fund, and

(B)                                the Trustee or Investment Managers which direct or manage the investment, acquisition, and disposition of the assets of the Fund or of any Investment Fund;

(ii)                                  the establishment and amendment of investment policies and guidelines for the Plan, including guidelines regarding the diversification of assets, pursuant to Section 404(a)(1)(C) of ERISA, to the extent applicable, provided, however, that the Committee, in its sole discretion, may delegate all or part of such responsibility to the Trustee or Investment Managers, or to employees of IBM, or to Participants;

(iii)                               the review, on a basis no less frequent than annually, of the performance of the Plan Administrator, the Trustee, the Investment Managers, and any others appointed by it; and

(iv)                              the establishment of such rules as it may deem appropriate for the conduct of its business with respect to the Plan.

(b)                                 The Committee may, by duly adopted resolution, delegate to the highest ranking IBM officer responsible for Finance, the highest ranking IBM officer responsible for Human Resources, the IBM Treasurer, the Plan Administrator, or any other officer or employee of IBM, the authority to carry out any decision, resolution, directive, or delegation of the Committee.  The Committee may, by duly adopted resolution, delegate to the Treasurer of IBM the authority granted to the Committee under subsection (a)(i)(B) or Section 5.01(a).

11.04                     Appointment of Plan Administrator

(a)                                  The highest ranking IBM officer responsible for Finance and the highest ranking IBM officer responsible for Human Resources shall appoint one or more persons employed by IBM in the capacity of Assistant Controller, Director of Employee Benefits, Director (or Manager) of U.S. Retirement Funds, or such other person or persons holding comparable positions as they deem appropriate in their discretion, to serve as the Plan Administrator or to comprise a committee that shall serve as the Plan Administrator, the members of which committee may be authorized to act jointly or severally.

(b)                                 The IBM officers designated in subsection (a) shall appoint and designate such other employees of IBM as may be needed to provide adequate staff support and services to the Committee and the Plan Administrator.

11.05                     Responsibilities of Plan Administrator and Effect of Decisions of Plan Administrator

(a)                                  The Plan Administrator shall have the full authority and discretion to promulgate and enforce such rules and regulations as it shall deem necessary or appropriate for the administration of the Plan, which rules and regulations shall include a claims procedure in accordance with Section 503 of ERISA and regulations thereunder, provided, however, such claims procedure shall not be applicable to claims arising under the Disability Protection Program, which claims shall be subject only to the provisions of Section 5A.08(b).

(b)                                 The Plan Administrator shall have the full authority and discretion to construe and interpret the Plan, and correct any defect, supply any omission, reconcile any inconsistency, or resolve any ambiguities, consistent with the intent hereof, to determine the amount, timing, and recipients of benefits payable under the Plan, and to determine the date as of which any individual became or ceased to be a Participant.

(c)                                  The Plan Administrator shall report to the Committee at least annually on its activities.

(d)                                 All determinations of the Plan Administrator as to the interpretation of the Plan or as to any disputed question shall be in accordance with the terms of the Plan and the requirements of ERISA and the Code, and shall be conclusive and binding on all persons, to the extent permitted by applicable law.

(e)                                  The Plan Administrator, in its discretion, may delegate the functions assigned to it by the Plan, except for the functions enumerated in subsections (a), (b), and (c) and in Section 13.01(c).

11.06                     Retention of Professional Advisors

(a)                                  The Committee or the Plan Administrator may engage the services of accountants, attorneys, actuarial and employee benefit consultants, recordkeepers, and such other professional or administrative personnel or organizations as they deem necessary or advisable to assist them in fulfilling their responsibilities under the Plan.

(b)                                 The expenses for professional or administrative services engaged pursuant to subsection (a) shall be paid by the Company or, in the discretion of the Committee, which discretion may be delegated, may be paid out of the assets or income of the Trust, in accordance with Article 12.

(c)                                  The Committee, the Plan Administrator, all other fiduciaries with respect to the Plan, and their delegates and assistants shall be entitled to act on the basis of any tables, valuations, certificates, opinions, or reports furnished by the professional or administrative personnel engaged in accordance with subsection (a).

11.07                     Prudent Conduct

The Committee and the Plan Administrator shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.

11.08                     Service in More Than One Fiduciary Capacity

Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

11.09                     Compensation and Bonding

The members of the Committee and the Plan Administrator shall not receive any compensation from the Plan for their services as such.  Except as may otherwise be required by law, no bond or other security shall be required of any person serving in any capacity with respect to the Plan in any jurisdiction.

11.10                     Limitation of Liability

The Employer, the Board of Directors, the Committee, the Plan Administrator, and any officer, employee or agent of the Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan.  However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation or duty under Part 4, Title I of ERISA.

11.11                     Individual Accounts

The Plan Administrator shall maintain, or cause to be maintained, records showing the individual balances in each Participant’s Account.  However, maintenance of such records and Accounts shall not require any segregation of the funds of the Plan.

ARTICLE 12.  MANAGEMENT OF FUNDS

12.01                     Trust Agreement

All the funds of the Plan shall be held by Trustee appointed from time to time by the Committee under a trust agreement adopted, or as amended, by the Committee for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employer.  The Employer shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustee.

12.02                     Exclusive Benefit Rule

Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan and paying the expenses of the Plan not paid directly by the Employer.  No person shall have any interest in, or right to, any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

ARTICLE 13.  AMENDMENT, MERGER, TRANSFERS, AND TERMINATION

13.01                     Amendment of Plan

(a)                                  The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan.

(b)                                 The Committee shall have the authority to amend the Plan at any time and from time to time, and retroactively if deemed necessary or appropriate, provided, however, that the Board of Directors may, in its discretion, limit the authority of the Committee and that any amendment that is subject to the approval of the Board pursuant to Section 11.02 shall not become effective until such approval is granted.

(c)                                  The Plan Administrator shall have the authority to adopt amendments to the Plan:

(i)                                     that may be required to maintain the qualified status of the Plan under Section 401(a) of the Code and the tax-exempt status of the Trust under Section 501(a) of the Code, or

(ii)                                  that relate to the compliance of the Plan with the requirements of the Code and constitute an election permitted by any section of the Code, or Regulations or rulings thereunder, or

(iii)                               that have the effect of modifying the optional forms of distribution provided under any special rules adopted pursuant to Section 13.02(d),

and shall have such additional authority to amend the Plan as may be delegated to it by the Committee.  Any such amendment shall be effective as specified by the Plan Administrator and may be given retroactive effect to the extent required or permitted by Section 401(b) of the Code and Regulations and rulings thereunder, provided, however, that any amendment described in paragraph (iii) shall not be effective with respect to a Participant who receives or commences to receive a distribution from the Plan within 90 days after the date on which he is notified of the adoption of such amendment and provided further, however, that any amendment that is subject to the approval of the Board pursuant to Section 11.02 shall not become effective until such approval is granted.

(d)                                 No amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan.

(e)                                  No amendment shall be made which has the effect of decreasing the balance of the Account of any Participant or of reducing the nonforfeitable percentage of the balance of the Account of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted, or if later, the date on which the amendment becomes effective.

13.02                     Merger, Consolidation or Transfer of Assets and Liabilities

(a)                                  The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

(b)                                 Subject to the provisions of subsection (a), the Committee shall have the authority (i) to direct the merger of the Plan into or with any other plan that is qualified under

Section 401(a) of the Code, (ii) to cause the Plan to be divided into 2 or more separate plans, each of which shall be qualified under Section 401(a) of the Code, (iii) to instruct the Trustee to transfer any portion of the assets and liabilities of the Plan from the Trust to any other plan that is qualified under Section 401(a) of the Code, or (iv) to instruct the Trustee to accept a transfer to the Trust of any portion of the assets and liabilities of any other plan that is qualified under Section 401(a) of the Code.

(c)                                  Subject to the provisions of subsection (a), the Plan Administrator shall have the authority (i) to instruct the Trustee to accept a transfer to the Trust, by another plan that is qualified under Section 401(a) of the Code, of all or any portion of the assets and liabilities of such other plan that are allocated thereunder to the accounts of individuals that have or will become Employees and have or will become eligible to be Participants in the Plan or (ii) to instruct the Trustee to transfer from the Trust to another Plan that is qualified under Section 401(a) of the Code all or any portion of the assets and liabilities of the Trust that are allocated hereunder to the Accounts of Participants who have terminated or will terminate from employment with an Employer as the result of a transaction undertaken by such Employer.  In exercising its authority under clause (ii) of the foregoing sentence, the Plan Administrator may, in its discretion, but shall not be required to, permit each Participant affected by such termination to elect whether or not the assets and liabilities allocated to his Account hereunder shall be included in such transfer and may establish conditions for the inclusion in such transfer of the assets and liabilities allocated to any Account hereunder.

(d)                                 In each transaction in which another plan is merged into and with the Plan in accordance with subsection (b)(i) and in each case in which the Plan receives a transfer of assets and liabilities in accordance with subsection (b)(iv) or (c)(i), the Plan

Administrator shall establish rules for the treatment of the Accounts established or increased as a result thereof, which rules may include the establishment of additional sub-accounts.  Such rules, which are hereby incorporated by reference, shall comply with the requirement of Section 411(d)(6) of the Code and Regulations thereunder.

(e)                                  Rescission of Special Rules adopted prior to September 30, 2002.

(i)                                     Notwithstanding any rule adopted pursuant to Section 13.02(d) prior to September 30, 2002, distributions to a Participant who has terminated employment shall be not be made in any form other than the forms described in Sections 10.02, 10.03, or 10.04, except that distributions to a Participant who has attained age 70½ shall be made in accordance with Section 10.06.  A Participant’s election of any form of distribution described in Sections 10.02, 10.04, or 10.06 shall not be subject to the consent of his or her spouse.

(ii)                                  Notwithstanding any rule adopted pursuant to Section 13.02(d) prior to September 30, 2002, distributions to a Participant’s Beneficiary upon the death of a Participant shall be made only in the form described in Section 10.08.

(iii)                               Notwithstanding any rule adopted pursuant to Section 13.02(d) prior to September 30, 2002, in no event shall a Participant’s application for a loan in accordance with Section 9.01(a) and 9.02(a) be subject to the consent of his or her spouse.

(iv)                              Notwithstanding any special rule adopted pursuant to Section 13.02(d) prior to September 30, 2002, in no event shall a Participant’s application pursuant to Section 8.03 for a withdrawal in accordance with Section 8.01 or 8.02 be subject to the consent of his or her spouse.

(v)                                 This subsection shall be effective as of September 30, 2002, provided, however, that the provisions of this subsection shall not be effective with respect to distributions to a Participant or Beneficiary occurring before the earlier of (i) 90 days after a Summary of Material Modifications describing the provisions of this subsection has been furnished to Participants in accordance with Sec. 2520-104b-3(a) of the regulations of the Department of Labor, or (ii) the date that the Proposed Regulation amending Section 1.411(d)-4, Q&A 2(e) of the Regulations, published on July 8, 2003, becomes final.

13.03                     Termination by Participating Employers

Any Domestic Subsidiary may terminate its participation in the Plan upon appropriate action by it, including such notice to the Committee as the Committee shall require. In that event, the funds of the Plan held on account of Participants in the employ of that Domestic Subsidiary, and any unpaid balances of the Accounts of all Participants who have separated from the employ of that Domestic Subsidiary and who are not then employed by an Employer other than that Domestic Subsidiary, shall be determined by the recordkeeper appointed by the Plan Administrator.  The Plan Administrator shall direct the Trustee to segregate the amount so determined as a separate trust and such segregation shall be deemed a division of the Plan into 2 plans, in accordance with Section 13.02(b)(ii).  With respect to the separate trust and plan so established, the board of directors of the Domestic Subsidiary that has terminated its participation in the Plan shall succeed to the powers and duties of the Board of Directors and the Committee, including without limitation, the appointment of the Plan Administrator and the authority to terminate such separate plan in accordance with Section 13.04.

13.04                     Termination of Plan

(a)                                  The Board of Directors may terminate the Plan at any time.  Subject to Section 11.02, the Committee may completely discontinue contributions under the Plan for any reason at any time.  In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Participants to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable.  The total amount in each Participant’s Accounts shall be distributed to him or for his benefit, as the Plan Administrator shall direct, subject to the provisions of subsection (b), or continued in trust for his benefit.

(b)                                 Upon termination of the Plan, Deferred Cash Contributions and Employer Matching Contributions, with earnings thereon, shall be distributed to Participants only if (i) neither the Employer nor any Affiliate establishes or maintains a successor defined contribution plan, and (ii) payment is made to the Participants in the form of a lump sum distribution, as defined in Section 401(k)(10)(B)(ii) of the Code.  For purposes of this paragraph, a “successor defined contribution plan” is a defined contribution plan within the meaning of Section 414(i) of the Code, other than an employee stock ownership plan as defined in Sections 4975(e)(7) or 409(a) of the Code (“ESOP”) or a simplified employee pension as defined in Section 408(k) of the Code (“SEP”), which exists at the time the Plan is terminated or within the 12 month period beginning on the date all assets are distributed.  However, in no event shall a defined contribution plan be deemed a successor plan if fewer than 2% of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under such other defined contribution plan of the Employer or an Affiliate, other than an ESOP or a SEP, at any time during the period beginning 12 months before and ending 12 months after the date of the Plan’s termination.

ARTICLE 14.  GENERAL PROVISIONS

14.01                     Nonalienation and Payment Pursuant to Qualified Domestic Relations Orders

(a)                                  Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void.

(b)                                 Notwithstanding subsection (a), payment shall be made in accordance with the provisions of any judgment, decree, or order which:

(i)                                     creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant’s benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,

(ii)                                  is made pursuant to a State domestic relations law,

(iii)                               does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

(iv)                              otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a Qualified Domestic Relations Order, as determined by the Plan Administrator in accordance with its established procedures.

(c)                                  Notwithstanding anything herein to the contrary, if the amount payable to the alternate payee under a Qualified Domestic Relations Order is less than $3,500, such amount shall be paid in one lump sum as soon as practicable following the qualification of the order.  If such amount exceeds $3,500, it shall be paid in one lump sum as soon as practicable following the qualification of the order, unless the Qualified Domestic

Relations Order provides that such payment may not be made without the consent of the alternate payee.  If a Qualified Domestic Relations Order requires the consent of the alternate payee prior to the payment of the amount awarded thereunder and if such amount exceeds $3,500, then such amount shall be paid in one lump sum as soon as practicable following receipt of the consent of the alternate payee, but in no event later than the date on which the Participant named in such order attains Normal Retirement Age.  Effective January 1, 1998, $5,000 shall be substituted for $3,500 for purposes of this subsection.

(d)                                 For the sole purpose of applying the provisions of Sections 5.04 and 10.11 with respect to the portion of an Account that has been made payable to an alternate payee pursuant to a Qualified Domestic Relations Order, such alternate payee shall be deemed to be a Participant.

14.02                     Facility of Payment

(a)                                  In the event that the Plan Administrator determines that any Participant or Beneficiary receiving or entitled to receive benefits under the Plan is incompetent or unable to care for his affairs, and in the absence of the appointment of a legal guardian of the property of the incompetent, payments due under the Plan, unless prior claim thereto has been made by a duly qualified guardian, committee, or other legal representative, may be made to the spouse, parent, sibling, adult child, or other person, including a hospital or other institution, deemed by the Plan Administrator to have incurred or to be liable for expenses on behalf of such incompetent.

(b)                                 In the absence of the appointment of a legal guardian of the property of a minor, any payment due under the Plan may be paid to such adult or adults as in the opinion of the Plan Administrator have assumed the custody and principal support of such minor.

(c)                                  Notwithstanding the provisions of subsection (a) or (b), the Plan Administrator, in its sole discretion, may require that a legal guardian for the property of an incompetent or a minor be appointed, before authorizing any payment hereunder to or for the benefit of such minor or incompetent.

(d)                                 Payments made pursuant to this Section shall be a complete discharge of any obligation arising under the Plan with respect to such payments.

14.03                     Tax Withholding

The Trustee, the Plan Administrator, and the Employer shall withhold applicable taxes from payments made under the Plan, shall pay over the amounts so withheld to the Internal Revenue Service, or state or local tax authority, in accordance with applicable law, and shall report information to government agencies when required to do so by law.

14.04                     Prevention of Escheat

If the Plan Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Plan Administrator may, prior to January 1, 2004, no earlier than 3 years and, after December 31, 2003, no earlier than 1 year, from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person, as shown on the records of the Plan Administrator or the Employer.  If such person has not made written claim therefor within 3 months of the date of the mailing, the Plan Administrator may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer.  Upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person or his beneficiary later notifies the Plan Administrator of his whereabouts and requests the payment or payments due to  him under the Plan, the amount so applied shall be paid to him, without interest, in accordance with the provisions of the Plan.

14.05                     Elections and Notifications

(a)                                  Any elections, notifications or designations made by an Employee, Participant, Beneficiary, or spouse  pursuant to the provisions of the Plan shall be made and filed with the Plan Administrator in a time and manner determined by the Plan Administrator under rules uniformly applicable to all persons similarly situated.  In establishing such rules, the Plan Administrator shall have the authority in its discretion to provide that telephonic or electronic communication may be accepted in lieu of a written instrument, except to the extent otherwise required by law.

(b)                                 The Plan Administrator reserves the right to change from time to time the time and manner for making notifications, elections or designations under the Plan, if it determines that such action improves the administration of the Plan.  In the event of a conflict between the provisions for making an election, notification or designation set forth in the Plan and such new administrative procedures, those new administrative procedures shall prevail.

(c)                                  The Plan Administrator shall have the authority to suspend the rights of Participants to make elections under the Plan if the Plan Administrator, in its discretion, deems such suspension to be necessary to preserve the interests of the Plan and its Participants.

(d)                                 Any Notice that is not received by the Plan Administrator or its delegate shall be without force or effect and shall not be binding on the Plan, regardless of the circumstances or cause of such nondelivery.  In no event shall the Plan, any Employer, the Committee, or the Plan Administrator by liable to any Employee, Participant, spouse of a Participant, Beneficiary, or any other person for the consequences of the nondelivery of any Notice required to be provided hereunder.

14.06                     Information

Each Participant, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Plan Administrator the information that it shall require to establish his rights and benefits under the Plan.

14.07                     Conditions of Employment Not Affected by Plan

The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant of the Plan.

14.08                     Construction

(a)                                  The Plan shall be construed, regulated and administered under ERISA and the laws of the State of New York, except where ERISA controls.

(b)                                 For purposes of ERISA and other applicable laws of the United States or any state, the situs of the Plan and the Trust Fund shall be the State of New York.

(c)                                  The masculine pronoun shall include the feminine wherever appropriate.

(d)                                 The titles and headings of the Articles and Sections in this Plan are for convenience of reference only.  In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

APPENDIX A.  SPECIAL PROVISIONS FOR MiCRUS

MiCRUS has been a participating Employer in the Plan.  All provisions of the Plan, as set forth in Articles 1 through 14, inclusive, and in Appendix D, apply fully to MiCRUS and employees of MiCRUS, except to the extent that such provisions are modified in this Appendix.  This Appendix shall be applicable only during the period in which MiCRUS is a participating Employer in the Plan and shall cease to be effective as of October 1, 2000.

1.04                           Actual Deferral Percentage

For the purpose of determining the Actual Deferral Percentage of any group of Employees employed by MiCRUS, any Special Discretionary Contribution made pursuant to Section 4.13 of Appendix A shall be taken into account in the same manner as a Deferred Cash Contribution.

1.32                           ‘Hour of Service’ means, with respect to any applicable computation period,

(a)                                  each hour for which the employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Employer;

(b)                                 each hour for which the employee is paid or entitled to payment by the Employer or an Affiliated Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, uniformed service duty, or leave of absence, but not more than 501 hours for any single continuous period; and

(c)                                  each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement, or payment pertains rather than to the computation period in which the award, agreement, or payment is made.

No hours shall be credited on account of any period during which the employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers’ compensation, or disability insurance laws. The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Sections 2530.200b-2(b) and (c).

1.50X                  “Special Discretionary Contributions” means amounts contributed pursuant to Section 4.13 of Appendix A.  For purposes of Section 1.401(k)-1(b)(5) of the Regulations, Special Discretionary Contributions made under the Plan shall be deemed “Qualified Nonelective Contributions.”

3.01                           Each Employee of MiCRUS shall be eligible to become a Participant at any time during service as a full time Regular Employee.

3.02                           Participation

(c)                                  An Employee of MiCRUS who has not satisfied the requirements of subsection (a) but who is eligible to receive an allocation of a Special Discretionary Contribution in accordance with Section 4.13 of Appendix A shall become a Participant in the Plan on the date that such allocation is made.

(d)                                 Notwithstanding any provision hereof, no Employee of MiCRUS shall be eligible to make an election described in Section 4.01 for any period during which he is not a full time Regular Employee.

4.13                           Special Discretionary Contribution

(a)                                  MiCRUS, in its sole discretion, may make a Special Discretionary Contribution to the Plan, out of its Profits, not more than once per Plan Year.

(b)                                 If a Special Discretionary Contribution is made for a Plan Year, it shall be paid to the Trustee not later than the time prescribed by law for the filing of the Employer’s Federal income tax return, including extensions thereof, for the taxable year of the Employer that contains the last day of the Plan Year to which the contribution relates.

(c)                                  If a Special Discretionary Contribution is made for a Plan Year, it shall be allocated to the Employer Account of each Eligible Employee in the proportion that his Compensation for the Plan Year bears to the Compensation of all Eligible Employees for such Plan Year.

(d)                                 For purposes of subsection (c), an Employee of MiCRUS shall be deemed an Eligible Employee if, and only if, (i) he satisfies the requirements of Section 3.01 of Appendix A, (ii) the date on which he first completed an Hour of Service was no later than the first day of the Plan Year to which the Special Discretionary Contribution relates, (iii) he is an Employee in active employment, or is on an authorized leave of absence, on the last day of the Plan Year to which the Special Discretionary Contributions relates, and (iv) he is not eligible to participate in the MiCRUS Retirement Plan.

APPENDIX B.  SPECIAL PROVISIONS FOR
TECHNOLOGY SERVICE SOLUTIONS (“TSS”)

Technology Service Solutions (“TSS”) has been a participating employer in the Plan.  All provisions of the Plan, as set forth in Articles 1 through 14, inclusive, and Appendix D apply fully to TSS and employees of TSS, except to the extent that such provisions are modified in this Appendix.  This Appendix shall be applicable only during the period in which TSS is a participating Employer in the Plan shall cease to be effective as of January 1, 1999.

4.02                           Employer Matching Contributions

(a)                                  TSS shall contribute, out of its Profits, on behalf of each of its Participants who elects to make Deferred Cash Contributions, an amount equal to 100% of the Deferred Cash Contributions made by the Participant during each payroll period; provided, however, that for this purpose, Deferred Cash Contributions in excess of 7% of the Participant’s Compensation for a payroll period shall not be taken into account.  In no event shall the Matching Contributions pursuant to this Section with respect to a Plan Year exceed 7% of the Participant’s Compensation while a Participant during such Plan Year.

APPENDIX C.  SPECIAL RULES APPLICABLE
TO PUERTO RICO EMPLOYEES

The Plan includes as participating Employers entities that conduct business operations in Puerto Rico and covers Employees who perform services only in Puerto Rico.  All provisions of the Plan, as set forth in Articles 1 through 14, inclusive, apply fully to Employers conducting business in Puerto Rico and employees performing services in Puerto Rico, except to the extent that such provisions are modified in this Appendix.

1.04                           Actual Deferral Percentage

For the purpose of determining the Actual Deferral Percentage of a group of Puerto Rico Employees, and at the election of the Plan Administrator, which election may be made or changed each Plan Year, all or any portion of Matching Contributions made pursuant to Section 3.02 with respect to such Plan Year may be taken into account, in accordance with Section 1165(e)(3)(D)(ii)(I) of the Puerto Rico Code.

1.31                           “Highly Compensated Employee” means, for purposes of all determinations required to be made in accordance with the Puerto Rico Code, an employee of an Employer who is a Participant or who is eligible to become a Participant and whose compensation for a Plan Year exceeds the compensation of two-thirds of the employees of the Employer who are Participants or eligible to become Participants.

1.45W              “Puerto Rico Code” means the Puerto Rico Internal Revenue Code of 1994, as amended from time to time.  References to specific sections of the Puerto Rico Code shall be deemed to refer to such sections as they may be amended or redesignated.

1.45X                  “Puerto Rico Employee” means an Employee of an Employer in Puerto Rico who is subject to income taxation under the laws of Puerto Rico.

1.45Y                   “Puerto Rico Participant” means a Puerto Rico Employee who has become Participant in accordance with Section 3.02 and who has not ceased to be a Participant in accordance with Section 3.05.

4.01                           Deferred Cash Contributions

(a)                                  (i)                                     Notwithstanding the provisions of this subsection, the Compensation reduction elected by a Puerto Rico Participant may not exceed 10% of his Compensation.

(f)                                    Notwithstanding any other provision of this Section, in no event shall the Deferred Cash Contributions of a Puerto Rico Participant in any calendar year exceed the lesser of (i) 10% of his Compensation or (ii) the excess, if any, of $7,500 over the amount contributed by the Puerto Rico Participant pursuant to Section 1169 of the Puerto Rico Code, determined without regard to contributions attributable to his spouse, if he resides with his spouse.  Effective January 1, 1998, $8,000 shall be substituted for $7,500 in the foregoing sentence.

(g)                                 This subsection shall not apply to Puerto Rico Participants.

(h)                                 This subsection shall not apply to Puerto Rico Participants.

4.06                           Actual Deferral Percentage Test

(d)                                 For each Plan Year, the Actual Deferral Percentage for Highly Compensated Employees who are Puerto Rico Participants shall be subject to the limitation described in subsection (a), provided, however, that for purposes of this subsection, the Employer shall be deemed to have made the election described in subsection (b).  If the Plan Administrator determines that the limitation under this subsection has been exceeded, then the Plan Administrator shall apply the procedures described in subsection (c), provided, however, that clause (ii) of subsection (c) shall not be applicable and all Excess Contributions shall be distributed to the Highly Compensated Employee with respect to whom such Excess Contributions were determined in accordance with clause (i) of subsection (c).

4.07                           Actual Contribution Percentage Test

This Section shall not apply to Highly Compensated Employees who are Puerto Rico Participants.

4.08                           Aggregate Contribution Limitation

This Section shall not be applicable to Highly Compensated Employees who are Puerto Rico Participants.

4.09                           Additional Discrimination Testing Provisions

(d)                                 The provisions of subsections (a), (b), and (c) shall not be applied to test any Contributions made on behalf of Highly Compensated Employees who are Puerto Rico Participants.  In the event that any Highly Compensated Employee who is a Puerto Rico

Participant participates in more than one plan of an Employer that includes a cash or deferred contribution arrangement under Section 1165(e) of the Puerto Rico Code, or if the plan and any other plan containing a cash or deferred contribution arrangement under Section 1165(e) of the Puerto Rico Code are treated as one plan for purposes of Section 1165(a)(3) or (a)(4) of the Puerto Rico Code, all such cash or deferred contribution arrangements shall be treated as a single arrangement for purposes of Section 4.06(d) of Appendix C.

4.12                           Return of Contributions

(d)                                 If all or part of an Employer’s deductions for contributions on behalf of Puerto Rico Participants are disallowed by the Secretary of the Treasury of Puerto Rico or his delegate, the portion of contributions to which that disallowance applies shall be returned to the Employer, upon its written request to the Trustee, without interest, but reduced by any investment losses attributable to those contributions, provided one year of the disallowance of the deduction.  For this purpose, all contributions made by each Employer on behalf of Puerto Rico Participants are expressly declared to be conditioned on their deductibility under Section 1023(n) of the Puerto Rico Code.  In the event that Deferred Cash Contributions are returned to an Employer in accordance with this subsection, then the provisions of subsection (c) shall apply to the amount so returned.

APPENDIX D.  TOP-HEAVY PROVISIONS

A.                                   The following definitions apply to the terms used in this Appendix:

(i)                                     “applicable determination date” means, for any Plan Year, the last day of the preceding Plan Year;

(ii)                                  “top-heavy ratio” means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;

(iii)                               “key employee” means an employee who is in a category of employees determined in accordance with the provisions of Sections 416(i)(1) and (5) of the Code and any Regulations thereunder and, where applicable, on the basis of the Employee’s Statutory Compensation from the Employer or an Affiliate;

(iv)                              “non-key employee” means any Employee who is not a key employee;

(v)                                 “applicable Valuation Date” means the Valuation Date coincident with or immediately preceding the last day of the preceding Plan Year;

(vi)                              “required aggregation group” means any other qualified plan(s) of the Employer or an Affiliate in which there are members who are key employees or which enable(s) the Plan to meet the requirements of Section 401(a)(4) or 410(b) of the Code; and

(vii)                           “permissive aggregation group” means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliate in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410(b) of the Code.

B.                                     For purposes of this Appendix, the Plan shall be “top-heavy” with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60%.  The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Sections 416(g)(3) and (4) of the Code and Article 6 of this Plan, and shall take into account any contributions made after the applicable Valuation Date but before the last day of the Plan Year in which the applicable Valuation Date occurs.  For purposes of determining whether the Plan is top-heavy, the account balances under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group, and in the Employer’s discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group.  Distributions made with respect to a Participant under the Plan during the 5-year period ending on the applicable determination date shall be taken into account for purposes of determining the top-heavy ratio; distributions under plans that terminated within such 5-year period shall also be taken into account, if any such plan contained key employees and therefore would have been part of the required aggregation group.

C.                                     The following provision shall be applicable to Participants for any Plan Year with respect to which the Plan is top-heavy.  An additional Employer contribution shall be allocated on behalf of each Participant and each Employee eligible to become a Participant who is a non-key employee, and who has not separated from service as of the last day of the Plan Year, to the extent that the contributions made on his behalf under Sections 4.02 for the Plan Year, and not necessary to be taken into account to meet the contribution percentage test set forth in Section 4.07, would otherwise be less than 3% of his remuneration.  However, if the greatest percentage of remuneration contributed on behalf of a key employee under Sections 4.01 and 4.02 for the Plan Year, disregarding any contributions made under Section 4.11 for the Plan Year, would be less than 3%, that lesser percentage shall be substituted for “3%” in the preceding sentence.  Notwithstanding the foregoing provisions of this paragraph, no minimum contribution shall be made under this Plan with respect to a Participant, or an Employee eligible to become a Participant, if the required minimum benefit under Section 416(c)(1) of the Code is provided to him by any other qualified pension plan of the Employer or an Affiliate.  For the purposes of this paragraph, remuneration has the same meaning as set forth in Section 4.10(c).

D.                                    If, during any Plan Year, the Plan is top heavy, the multiplier ‘1.25’ in Sections 415(e)(2)(B)(i) and (3)(B)(i) of the Code shall be reduced to ‘1.0’, and the dollar amount ‘$51,875’ in Section 415(e)(6)(B)(i)(I) of the Code shall be reduced to ‘$41,500’.  This Section shall not apply if:

(a)                                  The benefits or allocations provided for such Plan Year to each Participant who is a non-key employee would satisfy the requirements of Section C, if ‘4%” were substituted for ‘3%’ in each place that it appears in such subsection and ‘3%’ were substituted for ‘2%’ in Section 416(c)(1) of the Code; and

(b)                                 The top heavy ratio does not exceed 90%.

This Section shall not apply to any Plan Year beginning after December 31, 1999.

APPENDIX E.  SPECIAL PROVISIONS APPLICABLE TO PARTICIPANTS IN
UNISON, INC. 401(k) SAVINGS AND INVESTMENT PLAN

The provisions of this Appendix E shall be effective for the period commencing on December 10, 1997 and ending on August 15, 2001, and shall be applicable only as specified herein.

3.01                           Eligibility

Notwithstanding any provision hereof to the contrary, in no event shall an Employee who is then eligible to make elective deferrals, within the meaning of Section 402(g) of the Code, under the Unison Software, Inc. 401(k) Savings and Investment Plan, as amended from time to time, be eligible to become a Participant in the Plan.

APPENDIX F: SPECIAL PROVISIONS APPLICABLE TO FORMER EMPLOYEES OF
PRICEWATERHOUSE COOPERS, LLP

The provisions of this Appendix F shall be applicable only to Participants who became Employees as a result of the acquisition by the Employer of certain assets of Pricewaterhouse Coopers, LLP and shall be effective only for the period commencing on October 1,  2002 and ending on December 31, 2002.

1.45Z                   ‘PwCC Participant’ shall mean a Participant who became an Employee as a result of the acquisition by the Employer of certain assets of Pricewaterhouse Coopers, LLP on October 1, 2002.

4.01                           Deferred Cash Contributions and Catch-Up Contributions

(e)                                  Notwithstanding any other provision of this subsection, if a PwCC Participant made elective deferrals, within the meaning of Section 402(g)(3) of the Code, during 2002, under the Savings Plan for Employees and Partners of Pricewaterhouse Coopers, LLP, or the Savings Plan of BPO (each of which plans is a qualified plan maintained by Pricewaterhouse Coopers, LLP or an affiliate thereof), and also made Deferred Cash Contributions  under the Plan, and the sum of such elective deferrals and Deferred Cash Contributions exceeded the dollar limit specified in Section 4.01(c) for 2002, then the PwCC Participant shall be deemed to have elected to receive a refund of Excess Deferrals from the Plan, in the amount by which the sum of such elective deferrals and Deferred Cash Contributions exceeds such dollar limit.

4.02                           Employer Matching Contributions

(c)                                  For the Plan Year ending on December 31, 2002, the Employer shall make a special adjustment to the Matching Contributions made on behalf of PwCC Participants, which adjustment shall be taken into account for all purposes as a Matching Contribution.  The amount of the special adjustment shall be equal to the excess, if any, of (i) the lesser of (A) 50% of the Participant’s Deferred Cash Contributions made during the period beginning on October 1, 2002 and ending on December 31, 2002, or (B) 3% of the Participant’s Compensation for such period, over (ii) the Matching Contributions made on behalf of the Participant for such period in accordance with subsection (a).  Any amount required to be contributed under this subsection shall be contributed by the Employer as soon as practicable following December 31, 2002.

APPENDIX G.  SPECIAL PROVISIONS APPLICABLE TO FORMER EMPLOYEES OF
VF CORPORATION

The provisions of this Appendix G shall be applicable only to individuals who had been employed by VF Corporation immediately prior to the effective date of a contract between the Employer and VF Corporation, pursuant to which the Employer agreed to provide certain services to VF Corporation, and who became Employees in accordance with the provisions  of such contract.

3.01                           Eligibility

(c)                                  Notwithstanding any provision of this subsection, subsection (a) shall be applicable to any individual who was employed by VF Corporation immediately prior to the effective date of  a contract between the Employer and VF Corporation and who becomes an Employee as the result of, and in accordance with the terms of such contract.

3.02A                 Participation by 401(k) Pension Program Participants after December 31, 2004

(f)                                    The provisions of this Section shall not be applicable to any individual who was employed by VF Corporation immediately prior to the effective date of a contract between the Employer and VF Corporation and who becomes an Employee as the result of, and in accordance with the terms of, such contract.  No individual to whom this subsection applies shall be a 401(k) Pension Program Participant.